As filed with the Securities and Exchange Commission on July 12, 2013

Investment Company Act of 1940 File No. 811-22672

United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM N-2

REGISTRATION STATEMENT

UNDER

THE INVESTMENT COMPANY ACT OF 1940 |X|

Amendment No. 3

BLACKROCK ALTERNATIVES ALLOCATION MASTER PORTFOLIO LLC
(Exact Name of Registrant as Specified in Charter)

100 Bellevue Parkway
Wilmington, Delaware 19809
(Address of Principal Executive Offices)

(800) 882-0052
(Registrant’s telephone number, including area code)

John Perlowski, President
BlackRock Alternatives Allocation Master Portfolio LLC
55 East 52nd Street
New York, New York 10055
(Name and Address of Agent for Service)

Copies to:
Thomas A. DeCapo, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
One Beacon Street
Boston, Massachusetts 02108

EXPLANATORY NOTE

This Registration Statement on Form N-2 has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “1940 Act”). However, the Registrant’s limited liability company interests (“Units”) are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), because such Units will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Registrant may be made only by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any Units in the Registrant.

This Registration Statement has been prepared as a single document consisting of Parts A, B and C, none of which is to be used or distributed as a standalone document.

BlackRock Alternatives Allocation Master Portfolio LLC (the “Master Fund”) is part of a master-feeder structure (as described below).

The “Feeder Funds”: (i) BlackRock Alternatives Allocation Portfolio LLC (the “Core Fund”), (ii) BlackRock Alternatives Allocation FB Portfolio LLC (the “FB Core Fund” and, together with the Core Fund, the “Core Funds”); (iii) BlackRock Alternatives Allocation TEI Portfolio LLC (the “TEI Core Fund”) and (iv) BlackRock Alternatives Allocation FB TEI Portfolio LLC (the “FB TEI Core Fund” and together with the TEI Core Fund, the “TEI Core Funds”) invest, directly or indirectly, all or substantially all of their investable assets in BlackRock Alternatives Allocation Master Portfolio LLC, a Delaware limited liability company (the “Master Fund” and, together with the Feeder Funds, the “Funds”). The TEI Core Fund invests all or substantially all of its investable assets in BlackRock Alternatives Allocation Portfolio, Ltd., a Cayman Islands exempted company limited by shares that has the same investment objective as the TEI Core Fund, and the FB TEI Core Fund invests all or substantially all of its investable assets in BlackRock Alternatives Allocation FB Portfolio, Ltd., a Cayman Islands exempted company limited by shares that has the same investment objective as the FB TEI Core Fund (the Cayman Island companies are referred to collectively as the “Offshore Funds”). The Offshore Funds in turn invest all or substantially all of their investable assets in the Master Fund. Each Fund is a limited liability company registered under the Investment Company Act of 1940 (the “1940 Act”) as a non-diversified, closed-end management investment company.

The Feeder Funds intend to invest all of their respective assets directly or indirectly (in the case of the TEI Core Funds) in the Master Fund’s Units. Currently, the Core Funds and the TEI Core Funds are the only Feeder Funds that intend to invest in the Master Fund. The Feeder Funds have the same objectives and strategies as the Master Fund. All portfolio investments are made at the Master Fund level. The Master Fund may, in the future, permit investments by additional feeder funds in addition to the Feeder Funds (“New Feeder Funds”). The fees, expenses, sales charges and investment minimums applicable to an investment in any such New Feeder Funds may differ from the fees, expenses, sales charges and investment minimums applicable to an investment in any of the Feeder Funds. The Funds expect that the differences in economic and offering terms of any such New Feeder Funds, as compared to the Feeder Funds, will be dictated by the type of investors for which such New Feeder Funds are designed.

This Registration Statement should be read in conjunction with (a) the Registration Statement on Form N-2 (Securities Act File No. 333-178499 and Investment Company Act File No. 811-22642) of the Core Fund, as filed with the Securities and Exchange Commission (the “Commission”) on December 15, 2011, and as amended from time to time (the “Core Fund Registration Statement”), (b) the Registration Statement on Form N-2 (Securities Act File No. 333-178500 and Investment Company Act File No. 811-22643) of the FB Core Fund, as filed with the Commission on December 15, 2011, and as amended from time to time (the “FB Core Fund Registration Statement”), (c) the Registration Statement on Form N-2 (Securities Act File No. 333-178501 and Investment Company Act File No. 811-22644) of the TEI Core Fund, as filed with the Commission on December 15, 2011, and as amended from time to time (the “TEI Core Fund Registration Statement”), and (d) the Registration Statement on Form N-2 (Securities Act File No. 333-178502 and Investment Company Act File No. 811-22645) of the FB TEI Core Fund, as filed with the Commission on December 15, 2011, and as amended from time to time (the “FB TEI Core Fund Registration Statement”). The Core Fund Registration Statement includes the prospectus of the Core Fund, the TEI Core Fund Registration Statement includes the prospectus of the TEI Core Fund, the FB Core Fund Registration Statement includes the prospectus of the FB Core Fund, and the FB TEI Core Fund Registration Statement includes the prospectus of the FB TEI Core Fund.

BLACKROCK ALTERNATIVES ALLOCATION MASTER PORTFOLIO LLC

CROSS REFERENCE SHEET

PARTS A AND B

ITEM NUMBER	CAPTION	LOCATION IN PROSPECTUS
1	Outside Front Cover	Omitted
2	Cover Pages; Other Offering Information	Omitted
3	Fee Table and Synopsis	Fee Table and Synopsis
4	Financial Highlights	Omitted
5	Plan of Distribution	Omitted
6	Selling Shareholders	Omitted
7	Use of Proceeds	Omitted
8	General Description of the Registrant	General Description of the Registrant
9	Management	Management
10	Capital Stock, Long-Term Debt, and Other Securities	Capital Stock, Long-Term Debt, and Other Securities
11	Defaults and Arrears on Senior Securities	Inapplicable
12	Legal Proceedings	Inapplicable
13	Table of Contents of the Statement of Additional Information (“SAI”)	Inapplicable
14	Cover Page of SAI	Inapplicable
15	Table of Contents of SAI	Inapplicable
16	General Information and History	Inapplicable
17	Investment Objective and Policies	Investment Objective and Policies
18	Management	Management
19	Control Persons and Principal Holders of Securities	Control Persons and Principal Holders of Securities
20	Investment Advisory and Other Services	Investment Advisory and Other Services
21	Portfolio Managers	Portfolio Managers
22	Brokerage Allocation and Other Practices	Brokerage Allocation and Other Practices
23	Tax Status	Tax Status
24	Financial Statements	Financial Statements

The information required to be included in Part C is set forth under the appropriate item, so numbered, in Part C of this Registration Statement.

PART A

BLACKROCK ALTERNATIVES ALLOCATION MASTER PORTFOLIO LLC

Responses to Items 1, 2, 3.2, 4, 5, 6 and 7 of Part A have been omitted pursuant to Paragraph 3 of Instruction G of the General Instructions to Form N-2.

Responses to certain Items required to be included in Part A of this Registration Statement are incorporated herein by reference from the Core Fund Registration Statement.

ITEM 3.1 FEE TABLE AND SYNOPSIS

MEMBER TRANSACTION EXPENSES
Amount
Maximum Sales Load (as a percentage of net asset value)	None
Maximum Early Repurchase Fee (as a percentage of repurchased amount)	None
ANNUAL EXPENSES (as a percentage of average net assets)
Management Fees(1)	1.00%
Other Expenses(2)	0.83%
Acquired Fund Fees and Expenses(3)	6.56%
TOTAL ANNUAL EXPENSES(4)	8.39%

Feeder Fund Expense Reimbursements(5)	-0.59%

TOTAL ANNUAL FUND OPERATING EXPENSES AFTER Feeder Fund EXPENSE REIMBURSEMENTS(5)	7.80%

(1)	The Master Fund pays BlackRock Advisors, LLC (the “Advisor”), an advisory fee at an annual rate equal to 1.00% of the Fund’s month-end net asset value (before the accrual of the investment management fee for that month and after the accrual of any expense reimbursements owed to the Funds by the Advisor pursuant to any expense limitation arrangement for that month). BlackRock Financial Management, Inc. (the “Sub-Advisor” and, together with the Advisor, the “Advisors”) serves as the Master Fund’s sub-advisor.
(2)	"Other Expenses” are estimated for the Master Fund’s current fiscal year, based on the period from April 2, 2012 (commencement of operations) through March 31, 2013, and reflect adjustments to take into account fee estimates for the current fiscal year. “Other Expenses” include, among other things, administration fees, legal fees, the independent registered public accountant’s fees, certain ongoing offering costs, and fees payable to the members of the Board as discussed under “Management of the Fund—Compensation of Directors” in the Core Fund Registration Statement, which such section is incorporated herein by reference. Certain administrative and other expenses applicable to feeder funds that invest in the Master Fund are applied at the feeder fund level rather than at the Master Fund Level.
(3)	The “Acquired Fund Fees and Expenses” include operating expenses and performance-based incentive fees of private funds or other pooled investment vehicles (collectively, the “Portfolio Funds”) managed by third party
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investment managers (“Managers”) selected by and unaffiliated with the Advisors as well as any direct fees charged by such Portfolio Funds (e.g., redemption fees) in which the Master Fund invests. The costs to be incurred at the underlying Portfolio Fund level include management fees, administration fees, professional fees, incentive fees and other operating expenses. Each Portfolio Fund’s expenses will vary. In addition, the underlying Portfolio Funds will also incur trading expenses, including interest and dividend expenses, which are the byproduct of leveraging or hedging activities employed by the Managers in order to seek to enhance or preserve the Portfolio Funds’ returns. The Master Fund’s investments are allocated among many alternative strategies, including Portfolio Funds pursuing absolute return and private equity strategies, among others. Portfolio Funds with absolute return objectives may on average employ more leverage than certain other types of Portfolio Funds. Portfolio Funds that are private equity funds will on average incur higher operating expenses early on in such fund’s investment cycle as the investments in this strategy often have a longer term investment horizon, which can result in higher operating expense ratios early in such fund’s investment cycle. In addition, for recently launched Portfolio Funds in which the Master Fund may invest, the Acquired Fund Fees and Expenses may tend to be significantly greater in the initial years as startup costs are being borne over a smaller invested capital base. The fees and expenses disclosed above are estimated based on the underlying Portfolio Fund holdings as of March 31, 2013, and such data may (and is expected to) change substantially over time and, therefore, significantly affect Acquired Fund Fees and Expenses. In addition, the Portfolio Funds held by the Master Fund will change, which further impacts the calculation of the Acquired Fund Fees and Expenses. Generally, fees payable to Managers are estimated to range from 1.00% to 4.00% per annum of the average net asset value of the Portfolio Funds, and performance fees or allocations are estimated to range from 15% to 25% of a Portfolio Fund’s net profits or net capital appreciation (as the case may be). These fees payable to Managers are estimates and may be higher or lower than the numbers shown.

(4)	The Total Annual Expenses do not correlate to the ratio of expenses to average net assets in the Master Fund’s most recent annual report, and in the historical financial highlights from such annual report reproduced herein, since “Other Expenses” are estimated for the current fiscal year and take into account fee estimates for the current fiscal year.
(5)	Each Feeder Fund has entered into an Expense Agreement in which the Advisor has agreed to pay certain operating and other expenses of the Feeder Fund in order to maintain certain expenses below 0.50% of the respective Feeder Fund’s average month-end net assets. Expenses covered by this expense cap include all of a Feeder Fund’s expenses (whether incurred directly by the Feeder Fund or indirectly at the Offshore Funds or the Master Fund level) other than those expressly excluded by the expense cap arrangement. Information regarding the Expense Agreements and the Feeder Funds’ expense cap arrangements is incorporated herein by reference from the section entitled “Fund Expenses” in the Core Fund’s prospectus included in the Core Fund Registration Statement. In order to maintain certain of a Feeder Fund’s expenses below 0.50% of a Feeder Fund’s average month-end net assets, it may be necessary for the Advisor to pay certain operating and other expenses of the Feeder Fund that are incurred indirectly at the Master Fund level. The reimbursements reflected above are those which the Advisor expects to pay at the Master Fund level for Master Fund’s current fiscal year pursuant to one or more Feeder Funds’ Expense Agreements and are based on the period from April 2, 2012 (commencement of operations) through March 31, 2013, and reflect adjustments to take into account fee estimates for the current fiscal year. Because Master Fund expenses are allocated proportionally to each Feeder Fund, reimbursements at the Master Fund level may, in some circumstances, result in some Feeder Funds benefiting from such reimbursements to a greater degree than other Feeder Funds.

The following example is intended to help you compare the cost of investing in the Master Fund with the cost of investing in other funds. The assumed 5% annual return, which is required by the SEC, is not a prediction of, and does not represent, the projected or actual performance of the Master Fund.

Example

You would pay the following fees and expenses on a $1,000 investment, assuming a 5% annual return. The rate of return of the Master Fund may be greater or less than the hypothetical 5% return used in the example. A greater rate of return than that used in the example would increase the dollar amount of the investment management fee paid by the Master Fund.

The purpose of the following example is to assist the investor in understanding the various costs and expenses that an investor in the Master Fund will bear either directly or indirectly. The Expense Agreements for each of the Feeder Funds expire on July 31, 2014; thus, the Feeder Fund Expense Reimbursements set out in the table above are reflected in this example only for Year 1. The Expense Agreements for each of the Feeder Funds continue from year to year if approved by a majority of the Feeder Fund’s Independent Directors.

1 YEAR	3 YEARS	5 YEARS	10 YEARS
$77	$235	$385	$725

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Had the Acquired Fund Fees and Expenses resulting from the underlying Portfolio Funds not been included in the example above, such that only the direct expenses incurred at the Master Fund level were included, and assuming that the Independent Directors of each Feeder Fund determine to continue each Feeder Fund’s Expense Agreement each year during the 10-year period shown, the estimated fees and expenses for the 1, 3, 5 and 10 year periods would have been $13, $39, $68 and $150, respectively. Actual expenses may be greater or less than those shown.

ITEM 8	GENERAL DESCRIPTION OF THE REGISTRANT

The Master Fund is registered under the 1940 Act as a closed-end, non-diversified management investment company. The Master Fund was organized on August 26, 2011 as a limited liability company under the laws of the State of Delaware. The Master Fund is a “master” fund within what is known in the investment company industry as a “master-feeder” structure. Within this structure, one or more feeder funds invest all or substantially all of their investable assets in a master fund. The feeder funds’ investment objectives are the same as those of the master fund. Information about the Master Fund and the master-feeder structure of which it forms a part are incorporated herein by reference from the section entitled “The Funds” in the Core Fund’s prospectus included in the Core Fund Registration Statement.

The Master Fund’s Units are being issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of, and/or Regulation D under, the Securities Act. Investments in the Master Fund generally may be made only by U.S. and foreign investment companies or other investment vehicles or persons who are “accredited investors,” as defined in Regulation D under the Securities Act. The Registrant may decline to accept any investment in its discretion. This Registration Statement by itself does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the Securities Act.

Information on the Master Fund’s investment objective, strategies and policies, the kinds of securities in which the Master Fund principally invests, other investment practices of the Master Fund and the risk factors associated with investments in the Master Fund are incorporated herein by reference from the sections entitled “Investment Objective,” “Investment Strategies,” “Borrowing by the Funds,” “Additional Investment Policies,” and “General Risks” in the Core Fund’s prospectus included in the Core Fund Registration Statement.

ITEM 9	MANAGEMENT

A description of how the business of the Master Fund is managed is incorporated herein by reference from the sections entitled “Management of the Funds,” “Administration, Accounting and Investor Services Agreements,” “Custodian,” “Fund Expenses” and “Portfolio Transactions and Brokerage” in the Core Fund’s prospectus included in the Core Fund Registration Statement. The following list identifies the specific sections of the Core Fund’s prospectus under which the information required by Item 9 of Form N-2 may be found; each listed section is incorporated herein by reference.

Item 9.1(a)	“Management of the Fund—Board Leadership Structure and Oversight”
Item 9.1(b)	“Management of the Fund—Advisor and Sub-Advisor, Investment Management Agreement and Sub-Investment Advisory Agreement, and Matters Considered by the Board” and “Other Information”
Item 9.1(c)	“Management of the Fund—Portfolio Managers, Potential Material Conflicts of Interest, Portfolio Manager Compensation Overview, and Securities Ownership of the Portfolio Managers” and “Investment Strategies—Portfolio Managers, Investment Teams and the Investment Committee”
Item 9.1(d)	“Administration, Accounting and Investor Services Agreements”
Item 9.1(e)	“Custodian” and “Administration, Accounting and Investor Services Agreements”
Item 9.1(f)	“Summary of Feeder Funds’ Expenses” and “Fund Expenses”
Item 9.1(g)	“Portfolio Transactions and Brokerage,” “Conflicts of Interest,” “Additional Conflicts of Interest Relating to Alternative Strategy Managers” and “Conflicts of Interest Relating to the Managers”
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Item 9.2	NON RESIDENT MANAGERS Inapplicable.
Item 9.3

CONTROL PERSONS

All of the outstanding Units of the Master Fund are owned by the Feeder Funds (either directly or indirectly through the Offshore Funds) and by the Advisor.

The Core Fund, the FB Core Fund, the TEI Core Fund and the FB TEI Core Fund, each, either directly or indirectly through the Offshore Funds, invest substantially all of its assets in the Master Fund. The Core Fund, the FB Core Fund, the TEI Core Fund and the FB TEI Core Fund, directly or indirectly through the Offshore Funds, in the aggregate, own all of the Master Fund’s Units other than a nominal amount of Master Fund Units owned by the Advisor. The TEI Offshore Fund is controlled by the TEI Core Fund. The FB Offshore Fund is controlled by the FB TEI Core Fund.

Additionally, the information included under the heading “Management of the Funds-Principal Owners of Units” in the Core Fund’s prospectus included in the Core Fund Registration Statement is incorporated herein by reference.

ITEM 10	CAPITAL STOCK, LONG-TERM DEBT, AND OTHER SECURITIES

Item 10.1. CAPITAL STOCK

The Master Fund is organized as a limited liability company under the laws of the State of Delaware and intends to be classified as a partnership for U.S. federal income tax purposes. A holder of Units in the Master Fund (a “Member”) will be a member in the Master Fund and the Member’s rights in the Master Fund will be established and governed by the Master Fund’s Limited Liability Company Agreement (the “LLC Agreement”) which is included as an exhibit to this Registration Statement. A prospective investor and his or her advisors should carefully review the LLC Agreement as each Member will agree to be bound by its terms and conditions. The following is a summary description of select provisions of the LLC Agreement. The description of such items and provisions is not definitive and is qualified in its entirety by reference to the LLC Agreement. Additionally, information regarding capital accounts and allocations is incorporated herein by reference from the section entitled “Capital Accounts and Allocations,” in the Core Fund’s prospectus included in the Core Fund Registration Statement.

Additionally, the information included under the heading “Calculation of Net Asset Value; Valuation” in the Core Fund’s prospectus included in the Core Fund’s Registration Statement is incorporated herein by reference.

Units; Rights of Members

The number of Units in the Master Fund is unlimited. All Units issued by the Master Fund are fully paid and non-assessable. Members have no preemptive or other rights to subscribe for any additional Units or other securities issued by the Master Fund. Each Member will participate in the earnings, dividends and assets of the Master Fund in accordance with their pro rata interest in the Master Fund.

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Voting

Except to the extent otherwise provided in the Master Fund’s LLC Agreement, each owner of one or more Units shall be entitled to cast at any meeting of Members called by the (i) majority of the board of directors or (ii) Members holding at least 51% of the total number of votes eligible to be cast by all Members a number of votes equal to the number of Units owned by such person. Members are entitled to vote on any matter on which stockholders of a registered investment company organized as a corporation would be entitled to vote, including the selection of directors and the approval of the Investment Management Agreement. Notwithstanding their ability to exercise their voting privileges, Members are not entitled to participate in the management or control of the Master Fund’s business and may not act for or bind the Master Fund. If the Feeder Funds, as Members of the Master Fund, are asked to vote any proxy issued by the Master Fund, the Feeder Funds will poll their investors on the matter and vote the Master Fund proxy in proportion to the responses received from the Feeder Fund investors. In the case of a proxy issued by the Master Fund, a smaller Feeder Fund may be harmed by the actions of a larger Feeder Fund. For example, a larger Feeder Fund could have more voting power than a smaller Feeder Fund over the operations of the Master Fund. The Master Fund does not intend to hold annual meetings of Members, except to the extent required by the 1940 Act. There is no cumulative voting in the election or removal of directors.

Members; Additional Classes of Units

Eligible investors who subscribe for Units in the Master Fund and are admitted to the Master Fund by its board of directors (the “Board”) will become Members of the Master Fund. The Board may admit one or more Members as of the first Business Day of each calendar month or more frequently as determined by the Board. Each potential Member must agree to be bound by all the terms and provisions of the LLC agreement by executing a signature page of the LLC Agreement or of the Master Fund’s subscription agreement or as otherwise determined by the Board. The Board may, in its sole discretion, reject any subscription for Units. The Board may also, in its sole discretion, suspend subscriptions for Units at any time and from time to time, for any reason. In addition, to the extent permitted by the 1940 Act or any required exemptive relief, the Master Fund reserves the right to issue additional classes of Units in the future subject to fees, charges, repurchase rights and other characteristics different from those of the Units described in this Registration Statement.

Liability of Members

Under Delaware law and the LLC Agreement, no Member will be liable for the repayment or discharge of any debt or other liability of the Master Fund, or be required to make additional contributions to the capital of the Master Fund. Additionally, the LLC Agreement provides that Members will have the same limitation of personal liability as is extended to stockholders of a private corporation for profit incorporated under the Delaware General Corporation Law.

The Board has the power, as frequently as it may determine, to cause each Member to pay directly, in advance or arrears, for charges of distribution, of the custodian or transfer, Member servicing or similar agent, a pro rata amount as defined from time to time by the Board, by setting off such charges due from such Member from declared but unpaid dividends or distributions owed such Member and/or by reducing a Member’s interest in the Fund.

Pursuant to the LLC Agreement, each Member covenants for itself and its successors, assigns, heirs and personal representatives that such person shall, at any time prior to or after the dissolution of the Fund, whether before or after such Member’s withdrawal from the Fund, pay to the Fund and/or the tax matters partner on demand any amount which the Fund or the tax matters partner, as the case may be, is required to pay in respect of taxes (including withholding taxes and, if applicable, interest, penalties and costs and expenses of contesting any such taxes) imposed upon income of or distributions to such Member.

Limitation of Liability

The LLC Agreement provides that the directors and officers of the Master Fund and the Advisors (including certain of its affiliates, among others) shall not be liable to the Master Fund or any of its Members for any loss or damage occasioned by any act or omission in the performance of their services as such in the absence of

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willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of their office or as otherwise required by applicable law.

Power of Attorney

In subscribing for Units, a Member will appoint the Advisors as his, her or its attorney-in-fact for purposes of executing or filing any required certificates and documents relating to the formation and maintenance of the Master Fund as a limited liability company under Delaware law or signing all instruments effecting authorized changes in the Master Fund or the LLC Agreement. This power of attorney is a special power of attorney and is coupled with an interest in favor of the Advisors and as such is irrevocable and will continue in full force and effect notwithstanding the subsequent death or incapacity of any Member granting the power of attorney. In addition, the power of attorney will survive the direct or indirect delivery of a pledge, assignment, sale, hypothecation, exchange, transfer or other disposition of legal or beneficial ownership (including without limitation through any swap, structured note or any other derivative transaction) of all or any of its Units, including, without limitation, any portion of a Unit (such as a right to distributions), to any person (collectively a “Transfer” and each a “Transferee”), by a Member of all or any portion of the Member’s Units, except for when the Transferee has been approved by a Fund for admission to such Fund as a substitute Member.

Amendment of the LLC Agreements

The LLC Agreement may generally be amended, in whole or in part, with the approval of a majority of the directors (including a majority of the independent directors, if required by the 1940 Act) and without the approval of the Members, except for any amendment that would increase the obligation of a Member to make any contribution to the capital of the Master Fund; reduce the capital account of a Member; amend, supplement or modify Sections 2.6(a), 8.1(c), 8.6, 8.10 and 8.11 of the LLC Agreement and as required under the 1940 Act.

No Right of Redemption

No Member or other person holding Units acquired from a Member will have the right to require the Master Fund to redeem the Units. No public market for the Units exists, and none is likely to develop in the future. Consequently, Members may not be able to liquidate their investment other than as a result of repurchases of Units by the Master Fund, as described below.

Repurchases

The Board, from time to time, in its sole discretion and on such terms and conditions as it may determine, may cause the Master Fund to repurchase Units or portions thereof pursuant to written tenders.

The Board expects that the Master Fund will offer to repurchase Units from Members in order to permit the Feeder Funds to conduct repurchase offers for their limited liability company units. However, there is no assurance that the Board will, in fact, decide to undertake any repurchase offer. The Master Fund will repurchase Units or portions thereof only on terms fair to the Master Fund and all Members.

In recognition of the possibility that a secondary market for a Feeder Fund’s limited liability company units will not exist, the Feeder Funds may take certain actions designed to provide liquidity to the holders of their respective units. The Feeder Funds may, from time to time, make offers to purchase their limited liability company units from all beneficial holders at a price per unit equal to the Feeder Fund’s net asset value per unit, as described in the Core Fund’s prospectus in the Core Fund Registration Statement, determined at the close of business on the valuation date for the tender offer. Each time the Feeder Funds make a tender offer for their limited liability company units, it is expected that the Master Fund will make a concurrent tender offer to the Feeder Funds to repurchase Units in the Master Fund equivalent in value to the value of the limited liability company units that the Feeder Funds are offering to repurchase. The Feeder Funds will calculate the aggregate net asset value of the Feeder Fund limited liability company units tendered to them and tender an equivalent amount of Units to the Master Fund. The proceeds from the Master Fund’s tender, together with any proceeds of borrowings used to finance a tender offer, if any, will be distributed to the tendering holders of units of the Feeder Funds. It is expected that the Feeder Funds’ board of directors will consider making tender offers from time to time. There can be no assurance, however, that a Feeder Fund’s board of directors will decide to undertake the making of any tender offer. Accordingly, there can be no assurance that any such tender offers will be

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conducted on a periodic basis or at all or that a Feeder Fund unitholder who requests the repurchase of its limited liability company units in such Feeder Fund (or a portion thereof) will have such limited liability company units repurchased. Subject to the Feeder Funds’ Units and the Master Fund’s investment restriction with respect to borrowings, the Master Fund may borrow money to finance the repurchase of shares pursuant to any tender offers. Consummating a tender offer may require the Master Fund to liquidate portfolio securities, and realize gains or losses, at a time when the Advisor would otherwise consider it disadvantageous to do so.

See “Repurchases of Units—Repurchases” in the Core Fund’s prospectus included in the Core Fund Registration Statement for additional information regarding repurchases by the Feeder Funds.

Transfers of Units

A Member may not directly or indirectly make a Transfer, except for a Transfer that is effected solely by operation of law as the result of the death, divorce, bankruptcy, insolvency, adjudication of incompetence, dissolution, merger, reorganization or termination of such Member or otherwise or a Transfer that is effected with the express written consent of the Board, which consent may be withheld in its sole and absolute discretion. Any permitted Transferee will be bound by the Master Fund’s LLC Agreement and the agreements contained in the Master Fund’s Subscription Agreement without any action on its part.

No assignee, purchaser or Transferee may be admitted as a substitute Member, except with the written consent of the Board, which consent may be given or withheld in its sole and absolute discretion. Any Transferee who has obtained such Units by operation of law as described above must submit written documentation that adequately evidences such death, divorce, bankruptcy, insolvency, adjudication of incompetence, dissolution, merger, reorganization or termination of such member having taken place, and the determination as to the adequacy of such documentation may be made by the Board in its sole and absolute discretion. In this regard, the Board may refuse to admit a Transferee who has obtained such Units by operation of law as described above as a substitute member of the Master Fund and may effect a compulsory repurchase of such Units in accordance with the terms of the LLC Agreement. Notwithstanding the foregoing, the LLC Agreement permits Members to hold Units in a collateral account with a financial intermediary.

No Transfer will be permitted unless the Board of the Master Fund concludes that such Transfer will not cause the Master Fund to be treated as a “publicly traded partnership” taxable as a corporation for U.S. federal income tax purposes. Any Transfer made or purported to be made that is in violation of the Master Fund’s LLC Agreement shall be void and of no effect. To the extent any Member, Transferee or successor Member is purported to have transferred any economic interest in the Master Fund in violation of the Master Fund’s LLC Agreement, the Master Fund shall not recognize such action and the Board may terminate all or any part of the Unit of such Member, Transferee or successor Member at no value or such value as the Board determines in its sole and absolute discretion and the Member, Transferee or successor Member will forfeit all or such portion of its Units in connection with such termination as determined by the Advisor in connection therewith.

With respect to a Repurchase Instrument or a Compulsory Repurchase Instrument, a Member may not Transfer all or any portion of the Repurchase Instrument or the Compulsory Repurchase Instrument to any person, except for a Transfer that is effected solely by operation of law as the result of the death, divorce, bankruptcy, insolvency, adjudication of incompetence, dissolution, merger, reorganization or termination of such Member or otherwise or a Transfer that is effected with the written consent of the Board, which consent may be given or withheld in the Board’s sole and absolute discretion and any such permitted Transferee shall become automatically subject to and bound by the terms of the Repurchase Instrument or Compulsory Repurchase Instrument, as the case may be, without any action on their part.

The Board has delegated its decision making authority on Transfers, subject to all Transfers being in compliance with the 1940 Act, to officers of the Master Fund and the Advisors. However, such delegation is subject to revocation by the Board at any time.

7

Conversion to Open-End Investment Company

To convert the Master Fund to an “open-end” investment company (that is, a registered investment company that offers redeemable Units or shares), the LLC Agreement requires the favorable vote of a majority of the directors then in office followed by the favorable vote of the Members holding not less than 75% of the voting power (as determined in accordance with the LLC Agreement) of each affected class or series outstanding, voting as separate classes or series, unless such conversion has been approved by 80% of the directors, in which case approval by “a majority of the outstanding voting securities” (as defined in the 1940 Act) of the Master Fund shall be required. Upon the adoption of a proposal to convert the Master Fund from a ’‘closed-end company’’ to an ’‘open-end company’’ as those terms are defined by the 1940 Act and the necessary amendments to the applicable LLC Agreement to permit such a conversion of the Master Fund’s outstanding Units entitled to vote, the Master Fund shall, upon complying with any requirements of the 1940 Act and state law, become an ’‘open-end’’ investment company. Such affirmative vote or consent shall be in addition to the vote or consent of the Members otherwise required by law.

Following any such conversion, it is possible that certain of the Master Fund’s investment policies and strategies would have to be modified to assure sufficient portfolio liquidity. Investors of an open-end investment company may require the fund to redeem their Units at any time, except in certain circumstances as authorized by or under the 1940 Act and any rules thereunder at their then current NAV, less such redemption charge, if any, as might be in effect at the time of a redemption.

Certain Change of Control Provisions

The LLC Agreement includes provisions (i) allowing for a merger or consolidation of the Master Fund with or into one or more limited liability companies formed under the Delaware Limited Liability Company Act or other business entities pursuant to an agreement of merger or consolidation that has been approved by two-thirds of its directors; (ii) prohibiting the transfer of a Unit in the Master Fund in whole or in part to any person or entity without the express written consent of the Board of the Master Fund; (iii) authorizing the Master Fund’s Board to amend its LLC Agreement without Member approval (except for any amendment that would increase the obligation of a Member to make any contribution to the capital of the Master Fund; reduce the capital account of a Member; amend, supplement or modify Sections 2.6(a), 8.1(c), 8.6, 8.10 and 8.11 of the LLC Agreement and as required under the 1940 Act); and (iv) allowing for the removal of a Master Fund’s director from office for cause only, and not without cause, and only by the action of a majority of the remaining directors followed by a vote of the holders of at least 75% of the Units then entitled to vote for the election of such director. These provisions could have the effect of limiting the ability of other entities or persons to acquire control of the Master Fund or to change the composition of its Board. Such attempts could have the effect of increasing the expenses of the Master Fund and disrupting the normal operation of the Master Fund.

Term, Dissolution and Liquidation

The Master Fund shall be dissolved: (i) upon the affirmative vote to dissolve the Master Fund by not less than 80% of the Directors (including a majority of the Independent Directors); or (ii) as required by Delaware law or any other applicable law.

The Board will generally not approve a tender offer for the Master Fund if No Periodic Liquidity Assets (as defined below) represent greater than 40% of the Master Fund’s net assets (as of the Master Funds’ most recent Valuation Date), unless the Board concludes in its discretion that approving a tender offer would nonetheless be in the best interests of the Master Fund and its Members. If (i) the Master Fund has not conducted a tender offer for six consecutive quarters due to the illiquidity of the Master Fund’s assets, and (ii) No Periodic Liquidity Assets represent greater than 40% of the Master Fund’s net assets as of the Valuation Date falling on the last Business Day of such sixth consecutive quarter, then the Board will meet to consider, in its sole discretion, whether the complete dissolution of the Master Fund is in the best interests of the Master Fund and its Members. As used herein, “No Periodic Liquidity Assets” means assets that do not trade in any established market and do not provide liquidity at least semi-annually and are not expected to otherwise be reduced to cash within the next six months.

8

Upon the occurrence of any event of dissolution of the Master Fund, the Board or the Advisor, acting as liquidators under appointment by the Board (or any other liquidator, if the Board does not appoint the Advisors to act as liquidators or is unable to perform this function) is charged with winding up the affairs of the Master Fund and liquidating its assets. Net profits or net loss during the fiscal period including the period of liquidation will be allocated as described in the section entitled “Capital Accounts and Allocations.”

Upon the liquidation of the Master Fund, its assets will be distributed: (i) first to satisfy the debts, liabilities, and obligations of the Master Fund (other than debts to its Members) including actual or anticipated liquidation expenses; (ii) next to repay debts, liabilities and obligations owing to its Members paid in order of seniority and on a pro rata basis; and (iii) finally to such Members in accordance with the positive balances in their respective capital accounts as determined after taking into account all adjustments to capital accounts for all periods. Assets may be distributed in-kind on a pro rata basis if the Board or liquidator determines that such a distribution would be in the interests of the Members in facilitating an orderly liquidation.

The Board may in its sole discretion, if determined to be in the best interests of the Members, distribute the assets of the Master Fund into and through a liquidating trust to effect the liquidation of the Master Fund. The use of a liquidating trust would be subject to the regulatory requirements of the 1940 Act and applicable Delaware law, and could result in additional expenses to the Members of the Master Fund.

Item 10.2	LONG TERM DEBT.
Not applicable.
Item 10.3	GENERAL
Not applicable.
Item 10.4	TAXES.

Information regarding the taxation of the Master Fund is incorporated herein by reference from the section entitled “Certain U.S. Federal Income Tax Considerations,” in the Core Fund’s prospectus included in the Core Fund Registration Statement.

9

Item 10.5	OUTSTANDING SECURITIES.

(1)	(2)	(3)	(4)
Title of Class	Amount Authorized	Amount Held by Registrant or for its Own Account	Amount Outstanding Exclusive of Amount Shown Under (3), as of June 3, 2013
Limited Liability Company Units	Unlimited	N/A	$73,564,390

Item 10.6	SECURITIES RATINGS
Inapplicable.
ITEM 11	DEFAULTS AND ARREARS ON SENIOR SECURITIES
Inapplicable.
ITEM 12	LEGAL PROCEEDINGS
Inapplicable.
ITEM 13	TABLE OF CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION
Inapplicable.

10

PART B

Part B of this Registration Statement of BlackRock Alternatives Allocation Master Portfolio LLC (the “Master Fund”) should be read in conjunction with Part A. Capitalized terms used in this Part B and not otherwise defined have the meanings given them in Part A of this Registration Statement.

Responses to certain Items required to be included in Part B of this Registration Statement are incorporated herein by reference from the Core Fund Registration Statement.

ITEM 14	COVER PAGE
Inapplicable.
ITEM 15	TABLE OF CONTENTS
Inapplicable.
ITEM 16	GENERAL INFORMATION AND HISTORY
Inapplicable.
ITEM 17	INVESTMENT OBJECTIVE AND POLICIES

Information on the Master Fund’s investment objective, strategies and policies, the kinds of securities in which the Master Fund principally invests, other investment practices of the Master Fund and the risk factors associated with investments in the Master Fund are incorporated herein by reference from the sections entitled “Investment Objective,” “Investment Strategies,” “Borrowing by the Funds,” “Additional Investment Policies” and “General Risks” in the Core Fund’s prospectus included in the Core Fund Registration Statement.

ITEM 18	MANAGEMENT

Information about the directors and officers of the Master Fund, their roles in the management of the Master Fund, the compensation of the directors, the committees of the Board of the Master Fund, the code of ethics of the Master Fund and the Master Fund’s Advisors and distributor, and the proxy voting policies and procedures of the Master Fund, are incorporated by reference from the sections “Management of the Funds,” “Codes of Ethics,” and “Appendix A – Proxy Voting Policies and Procedures” in the Core Fund’s prospectus included in the Core Fund Registration Statement.

ITEM 19	CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

All of the outstanding Units of the Master Fund are owned by the Feeder Funds (either directly or indirectly through the Offshore Funds) and by the Advisor.

The Core Fund, the FB Core Fund, the TEI Core Fund and the FB TEI Core Fund each, either directly or indirectly through the Offshore Funds, invest substantially all of its assets in the Master Fund. The Core Fund, the FB Core Fund, the TEI Core Fund and the FB TEI Core Fund, directly or indirectly through the Offshore Funds, in the aggregate, own all of the Master Fund’s Units other than a nominal amount of Master Fund Units owned by the Advisor. The TEI Offshore Fund is controlled by the TEI Core Fund. The FB Offshore Fund is controlled by the FB TEI Core Fund. Because the Feeder Funds may, at that time, be deemed to control the Master Fund, the Feeder Funds may take actions affecting the Master Fund without the approval of any other investor. The addition of other investors in the Master Fund may alter the Feeder Funds’ potential ability to control the Master Fund.

Additionally, the information included under the heading “Management of the Funds-Principal Owners of Units” in the Core Fund’s prospectus included in the Core Fund Registration Statement is incorporated herein by reference.

11

The address of each Feeder Fund is the same as that of the Master Fund.

As of June 3, 2013, as a group, the directors and officers of the Master Fund collectively owned less than one percent of the Master Fund’s Units.

ITEM 20	INVESTMENT ADVISORY AND OTHER SERVICES

Information on the investment management and other services provided for or on behalf of the Master Fund are incorporated herein by reference from the following sections in the Core Fund’s prospectus included in the Core Fund Registration Statement; each section is incorporated herein by reference.

Item 20.1(a)	“Management of the Funds—Advisor and Sub-Advisor”
Item 20.1(b)	“Management of the Funds—Advisor and Sub-Advisor” and “Conflicts of Interest”
Item 20.1(c)	“Management of the Funds—Investment Management Agreement and Sub-Investment Advisory Agreement” and “Fund Expenses”

Item 20.2	“Management of the Funds—Advisor and Sub-Advisor, Investment Management Agreement and Sub-Investment Advisory Agreement”
Item 20.3	Inapplicable
Item 20.4	“Management of the Funds—Administration, Accounting and Investor Services Agreement”
Item 20.5	Inapplicable
Item 20.6	“Custodian”
Item 20.7	“Accountants and Legal Counsel”
Item 20.8	Inapplicable

ITEM 21	PORTFOLIO MANAGERS

Information concerning compensation structure, other accounts managed by the Master Fund’s portfolio managers, potential conflicts of interest and security ownership are incorporated herein by reference from the section “Management of the Funds—Portfolio Managers, Potential Material Conflicts of Interest, Portfolio Manager Compensation Overview, and Securities Ownership of the Portfolio Managers,” “Conflicts of Interest” and “Additional Conflicts of Interest Relating to the Alternative Strategy Managers” in the Core Fund’s prospectus included in the Core Fund Registration Statement.

ITEM 22	BROKERAGE ALLOCATION AND OTHER PRACTICES

A description of the Master Fund’s brokerage allocation and other practices is incorporated herein by reference from the section “Portfolio Transactions and Brokerage” in the Core Fund’s prospectus included in the Core Fund Registration Statement.

ITEM 23	TAX STATUS

Information regarding the taxation of the Master Fund is incorporated herein by reference from the section “Certain U.S. Federal Income Tax Considerations” in the Core Fund’s prospectus included in the Core Fund Registration Statement.

12

ITEM 24	FINANCIAL STATEMENTS

The Master Fund’s audited financial statements for the period ended March 31, 2013 and the registered public accountant’s report thereon are set forth in the following pages.

13

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Members of BlackRock Alternatives Allocation Master Portfolio LLC:

We have audited the accompanying statement of assets, liabilities and members’ capital, including the schedule of investments, of BlackRock Alternatives Allocation Master Portfolio LLC (the “Master Fund”) as of March 31, 2013, and the related statements of operations, changes in members’ capital, cash flows, and the financial highlights for the period April 2, 2012 (commencement of operations) through March 31, 2013. These financial statements and financial highlights are the responsibility of the Master Fund’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. The Master Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Master Fund’s internal control over financial reporting. Accordingly, we express no such opinion.

An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned and portfolio funds as of March 31, 2013, by correspondence with the custodian, brokers and portfolio funds’ third party investment advisors or administrator; where replies were not received from brokers, we performed other auditing procedures. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Blackrock Alternatives Allocation Master Portfolio LLC as of March 31, 2013, the results of its operations, the changes in its members’ capital, cash flows, and the financial highlights for the period April 2, 2012 (commencement of operations) through March 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania

May 24, 2013

14

FINANCIAL STATEMENTS AND NOTES – MASTER FUND

Schedule of Investments March 31, 2013	Master Fund
(Percentages shown are based on Members’ Capital)

Portfolio Funds		Value
Directional Trading — 8.3%
AlphaMosaic (US) LLC		$1,105,835
Avantium Liquid EM Macro Fund, LP		2,117,105
Fortress Asia Macro Fund, LP		2,784,001
		6,006,941
Event Driven — 5.6%
Davidson Kempner Institutional Partners, LP		1,191,834
Pentwater Event Fund, LLC		2,862,877
		4,054,711
Fundamental Long/Short — 24.4%
Claren Road Credit Partners, LP		2,457,969
Empire Capital Partners, LP		1,780,058
Glenview Institutional Partners, LP		2,545,816
Myriad Opportunities US Fund, Ltd.		2,913,736
One William Street Capital Partners, LP		2,829,379
Panning Domestic Fund, LLC		2,757,147
Scout Capital Partners II, LP		2,340,099
		17,624,204
Opportunistic — 11.1%
Loomis High Yield Full Discretion NHIT		4,221,864
Pictet Emerging Local Currency Debt Fund, LLC		3,791,320
		8,013,184
Real Estate — 8.0%
Urdang Global Real Estate Securities Fund, LP		5,813,563
Relative Value — 11.1%
Citadel Global Fixed Income Fund, LLC		2,289,161
HBK Fund II, LP		1,072,805
Magnetar Capital Fund II, LP		2,680,100
Stratus Feeder, LLC		2,010,753
		8,052,819
Total Portfolio Funds — 68.5%		49,565,422

Common Stocks	Shares
Diversified Financial Services — 8.0%
Ares Capital Corp.	63,286	1,145,476
Golub Capital BDC, Inc.	68,776	1,135,492
Hercules Technology Growth Capital, Inc.	92,720	1,135,820
PennantPark Investment Corp.	99,823	1,127,002
THL Credit, Inc.	79,606	1,192,498
		5,736,288
Oil, Gas & Consumable Fuels — 0.2%
Seadrill Partners LLC	5,750	159,562
Total Common Stocks — 8.2%		5,895,850
15

Exchange-Traded Funds	Shares	Value
Energy Select Sector SPDR Fund	37,980	$3,012,574
SPDR Barclays Capital Emerging Markets Local Bond ETF	64,008	2,069,379
SPDR Barclays Capital High Yield Bond ETF	35,640	1,465,160
Total Exchange-Traded Funds — 9.0%		6,547,113

Exchange-Traded Limited Partnerships
Oil, Gas & Consumable Fuels — 5.0%
Access Midstream Partners LP	12,648	510,600
DCP Midstream Partners LP	4,054	188,957
Delek Logistics Partners LP	5,706	177,970
Enbridge Energy Partners LP	3,867	116,551
Energy Transfer Partners LP	4,322	219,082
Enterprise Products Partners LP	3,972	239,472
Genesis Energy LP	5,627	271,334
Hi-Crush Partners LP	10,500	195,825
Kinder Morgan Energy Partners LP	1,525	136,899
Markwest Energy Partners LP	7,890	479,318
ONEOK Partners LP	2,071	118,875
Plains All American Pipeline LP	9,316	526,168
Western Gas Partners LP	3,490	207,341
Williams Partners LP	4,255	220,409
Total Exchange-Traded Limited Partnerships — 5.0%		3,608,801
Total Long-Term Investments (Cost — $60,122,135) — 90.7%		65,617,186

Short-Term Securities
Money Market Funds — 9.4%
BlackRock Liquidity Funds, TempFund, Institutional Class (a)	6,840,240	6,840,240
Total Short-Term Securities (Cost — $6,840,240) — 9.4%		6,840,240

Total Investments (Cost — $66,962,375*) — 100.1%		72,457,426

Liabilities in Excess of Other Assets — (0.1)%		(73,477)
Members’ Capital — 100.0%		$72,383,949

See Notes to Master Fund’s Financial Statements.
16

Schedule of Investments (continued)	Master Fund
(Percentages shown are based on Members’ Capital)

Notes to Schedule of Investments

*	As of March 31, 2013, gross unrealized appreciation and gross unrealized depreciation based on cost for federal income tax purposes were as follows:

Tax cost	$66,962,375
Gross unrealized appreciation	$5,672,518
Gross unrealized depreciation	(177,467)
Net unrealized appreciation	$5,495,051

(a)	Investments in issuers considered to be an affiliate of the Master Fund during the period ended March 31, 2013, for purposes of Section 2(a)(3) of the Investment Company Act of 1940, as amended, were as follows:

Affiliate	Shares Held at April 2, 2012[1]	Net Activity	Shares Held at March 31, 2013	Income	Realized Gain
BlackRock Liquidity Funds, TempFund, Institutional Class	–	6,840,240	6,840,240	$6,906	$56

1 Commencement of Operations.

—	Total return swaps outstanding as of March 31, 2013 were as follows:

Reference Entity	Fixed Rate	Counterparty	Expiration Date	Notional Amount (000)	Unrealized Depreciation
Change in Return of 17 Futures Contracts on Gold 100 Oz Jun 13	0.00%[1]	J.P. Morgan Chase Bank, N.A.	5/30/13	USD2,925	$(211,820)
Change in Return of the S&P GSCI Excess Return Index - 3 Month Forward	0.00%[2]	J.P. Morgan Chase Bank, N.A.	7/02/13	USD2,537	–
Total					$(211,820)

[1]	Master Fund receives the total return of the reference entity and pays the fixed rate. Net payment made at termination.

[2]	Master Fund receives the total return of the reference entity and pays the fixed rate.

Fair Value Measurements – Various inputs are used in determining the fair value of investments and derivative financial instruments. These inputs to valuation techniques are categorized into a disclosure hierarchy consisting of three broad levels for financial reporting purposes as follows:

—	Level 1 — unadjusted price quotations in active markets/exchanges for identical assets and liabilities that the Master Fund has the ability to access.

—	Level 2 — other observable inputs (including, but not limited to, quoted prices for similar assets or liabilities in markets that are active, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the assets or liabilities (such as interest rates, yield curves, volatilities, prepayment speeds, loss severities, credit risks and default rates) or other market-corroborated inputs). If the reporting entity has the ability to redeem its investment with a Portfolio Fund at the net asset value per share (or its equivalent) at the measurement date or within the near term and there are no other liquidity restrictions, the Master Fund’s investment in the Portfolio Fund will be considered Level 2.

—	Level 3 — unobservable inputs based on the best information available in the circumstances, to the extent observable inputs are not available (including the Master Fund’s own assumptions used in determining the fair value of investments and derivative financial instruments). Investments in Portfolio Funds that are currently subject to liquidity restrictions that will not be lifted in the near term will be considered Level 3.

The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). Accordingly, the degree of judgment exercised in determining fair value is greatest for instruments categorized in Level 3. The inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement falls in its entirety is determined based on the lowest level input that is significant to the fair value measurement in its entirety.

The Master Fund’s investments in Portfolio Funds not otherwise traded on an active exchange are classified within Level 2 or Level 3 of the fair value hierarchy as the value of these interests are primarily based on the respective net asset value reported by management of each Portfolio Fund rather than actual market transactions and other observable market data. The determination of whether such investment will be classified in Level 2 or Level 3 will be based upon the ability to redeem such investment within a reasonable period of time (within 90 days of the period end and any other month-end). If an investment in a Portfolio Fund may be redeemed within 90 days of the period end and any other month-end, and the fair value of the investment is based on information provided by management of the Portfolio Funds, it is classified as Level 2; in all other cases it is classified as Level 3.

Changes in valuation techniques and/or redemption features may result in transfers into or out of an assigned level within the disclosure hierarchy. In accordance with the Master Fund’s policy, transfers between different levels of the fair value disclosure hierarchy are deemed to have occurred as of the beginning of the reporting period. The categorization of a value determined for investments and derivative financial instruments is based on the pricing transparency of the investment and derivative financial instrument and is not necessarily an indication of the risks associated with investing in those securities. For information about the Master Fund’s policy regarding valuation of investments and derivative financial instruments and other significant accounting policies, please refer to Note 1 of the Master Fund’s Notes to Financial Statements.

See Notes to Master Fund’s Financial Statements.

17

Schedule of Investments (continued)	Master Fund
(Percentages shown are based on Members’ Capital)

Notes to Schedule of Investments

*	As of March 31, 2013, gross unrealized appreciation and gross unrealized depreciation based on cost for federal income tax purposes were as follows:

Tax cost	$66,962,375
Gross unrealized appreciation	$5,672,518
Gross unrealized depreciation	(177,467)
Net unrealized appreciation	$5,495,051

(a)	Investments in issuers considered to be an affiliate of the Master Fund during the period ended March 31, 2013, for purposes of Section 2(a)(3) of the Investment Company Act of 1940, as amended, were as follows:

Affiliate	Shares Held at April 2, 2012[1]	Net Activity	Shares Held at March 31, 2013	Income	Realized Gain
BlackRock Liquidity Funds, TempFund, Institutional Class	–	6,840,240	6,840,240	$6,906	$56

1 Commencement of Operations.

—	Total return swaps outstanding as of March 31, 2013 were as follows:

Reference Entity	Fixed Rate	Counterparty	Expiration Date	Notional Amount (000)	Unrealized Depreciation
Change in Return of 17 Futures Contracts on Gold 100 Oz Jun 13	0.00%[1]	J.P. Morgan Chase Bank, N.A.	5/30/13	USD2,925	$(211,820)
Change in Return of the S&P GSCI Excess Return Index - 3 Month Forward	0.00%[2]	J.P. Morgan Chase Bank, N.A.	7/02/13	USD2,537	–
Total					$(211,820)

[1]	Master Fund receives the total return of the reference entity and pays the fixed rate. Net payment made at termination.

[2]	Master Fund receives the total return of the reference entity and pays the fixed rate.

Fair Value Measurements – Various inputs are used in determining the fair value of investments and derivative financial instruments. These inputs to valuation techniques are categorized into a disclosure hierarchy consisting of three broad levels for financial reporting purposes as follows:

—	Level 1 — unadjusted price quotations in active markets/exchanges for identical assets and liabilities that the Master Fund has the ability to access.

—	Level 2 — other observable inputs (including, but not limited to, quoted prices for similar assets or liabilities in markets that are active, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the assets or liabilities (such as interest rates, yield curves, volatilities, prepayment speeds, loss severities, credit risks and default rates) or other market-corroborated inputs). If the reporting entity has the ability to redeem its investment with a Portfolio Fund at the net asset value per share (or its equivalent) at the measurement date or within the near term and there are no other liquidity restrictions, the Master Fund’s investment in the Portfolio Fund will be considered Level 2.

—	Level 3 — unobservable inputs based on the best information available in the circumstances, to the extent observable inputs are not available (including the Master Fund’s own assumptions used in determining the fair value of investments and derivative financial instruments). Investments in Portfolio Funds that are currently subject to liquidity restrictions that will not be lifted in the near term will be considered Level 3.

The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). Accordingly, the degree of judgment exercised in determining fair value is greatest for instruments categorized in Level 3. The inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement falls in its entirety is determined based on the lowest level input that is significant to the fair value measurement in its entirety.

The Master Fund’s investments in Portfolio Funds not otherwise traded on an active exchange are classified within Level 2 or Level 3 of the fair value hierarchy as the value of these interests are primarily based on the respective net asset value reported by management of each Portfolio Fund rather than actual market transactions and other observable market data. The determination of whether such investment will be classified in Level 2 or Level 3 will be based upon the ability to redeem such investment within a reasonable period of time (within 90 days of the period end and any other month-end). If an investment in a Portfolio Fund may be redeemed within 90 days of the period end and any other month-end, and the fair value of the investment is based on information provided by management of the Portfolio Funds, it is classified as Level 2; in all other cases it is classified as Level 3.

Changes in valuation techniques and/or redemption features may result in transfers into or out of an assigned level within the disclosure hierarchy. In accordance with the Master Fund’s policy, transfers between different levels of the fair value disclosure hierarchy are deemed to have occurred as of the beginning of the reporting period. The categorization of a value determined for investments and derivative financial instruments is based on the pricing transparency of the investment and derivative financial instrument and is not necessarily an indication of the risks associated with investing in those securities. For information about the Master Fund’s policy regarding valuation of investments and derivative financial instruments and other significant accounting policies, please refer to Note 1 of the Master Fund’s Notes to Financial Statements.

See Notes to Master Fund’s Financial Statements.
18

Schedule of Investments (continued)	Master Fund
(Percentages shown are based on Members’ Capital)

The following tables summarize the Master Fund’s investments and derivative financial instruments categorized in the disclosure hierarchy as of March 31, 2013:

	Level 1	Level 2	Level 3	Total
Assets:
Investments:
Portfolio Funds:[1]
Directional Trading	–	$3,889,836	$2,117,105	$6,006,941
Event Driven	–	1,191,834	2,862,877	4,054,711
Fundamental Long/Short	–	1,780,058	15,844,146	17,624,204
Opportunistic	–	8,013,184	–	8,013,184
Real Estate	–	5,813,563	–	5,813,563
Relative Value	–	2,010,753	6,042,066	8,052,819
Common Stocks:
Diversified Financial Services	$5,736,288	–	–	5,736,288
Oil, Gas & Consumable Fuels	159,562	–	–	159,562
Exchange-Traded Funds	6,547,113	–	–	6,547,113
Exchange-Traded Limited Partnerships:
Oil, Gas & Consumable Fuels	3,608,801	–	–	3,608,801
Short Term Securities:
Money Market Funds	6,840,240	–	–	6,840,240
Total	$22,892,004	$22,699,228	$26,866,194	$72,457,426

1 In determining the classification of investments in Portfolio Funds included in the table above, no consideration was given to the classification of securities held by each underlying Portfolio Fund.

	Level 1	Level 2	Level 3	Total
Derivative Financial Instruments[1]
Liabilities:
Commodity contracts	–	$ (211,820)	–	$ (211,820)

1Derivative financial instruments are swaps. Swaps are valued at the unrealized appreciation/depreciation on the instrument.

See Notes to Master Fund’s Financial Statements.

19

Schedule of Investments (concluded)	Master Fund

A reconciliation of Level 3 investments is presented when the Master Fund had a significant amount of Level 3 investments at the beginning and/or end of the period in relation to members’ capital. The following table is a reconciliation of Level 3 investments for which significant unobservable inputs were used in determining fair value:

	Directional Trading	Event Driven	Fundamental Long/Short	Relative Value	Total
Assets:
Opening Balance, as of April 2, 2012[1]	–	–	–	–	–
Transfers into Level 3[2]	–	–	–	–	–
Transfers out of Level 3[2]	–	–	–	–	–
Accrued discounts/premiums	–	–	–	–	–
Net realized gain (loss)	–	–	–	$14,081	$14,081
Net change in unrealized appreciation/depreciation[3]	$17,105	$412,877	$1,869,146	442,066	2,741,194
Purchases	2,100,000	2,450,000	13,975,000	6,500,000	25,025,000
Sales	–	–	–	(914,081)	(914,081)
Closing Balance, as of March 31, 2013	$2,117,105	$2,862,877	$15,844,146	$6,042,066	$26,866,194

[1]	Commencement of operations.

[2]	Transfers into and transfers out of Level 3 represent the values as of the beginning of the reporting period.

[3]	Included in the related net change in unrealized appreciation/depreciation in the Statement of Operations. The change in unrealized appreciation/depreciation on investments still held as of March 31, 2013 was $2,741,194.

See Notes to Master Fund’s Financial Statements.

20

Statement of Assets, Liabilities and Members’ Capital

March 31, 2013	Master Fund
Assets
Investments in Portfolio Funds at value (cost – $45,242,264)	$49,565,422
Investments in securities at value – unaffiliated (cost – $14,879,871)	16,051,764
Investments in securities at value – affiliated (cost – $6,840,240)	6,840,240
Investments in Portfolio Funds sold receivable	925,136
Receivable for reimbursement from advisor	62,392
Swaps receivable	33,516
Dividends receivable	28,459

Total assets	73,506,929

Liabilities
Unrealized depreciation on swaps	211,820
Capital contributions received in advance	500,000
Advisory fees payable	179,179
Professional fees payable	159,229
Administration fees payable	25,402
Officer’s and Directors’ fees payable	3,172
Other accrued expenses payable	44,178
Total liabilities	1,122,980
Members’ capital	$72,383,949

Members’ Capital Consists of
Paid-in capital	$67,100,718
Net unrealized appreciation/depreciation	5,283,231

Members’ capital	$72,383,949

See Notes to Master Fund’s Financial Statements.

21

Statement of Operations

Period April 2, 2012[1] to March 31, 2013	Master Fund
Income
Dividends - affiliated	$6,906
Dividends - unaffiliated	662,891
Other income	3,651
Total income	673,448

Expenses

Investment advisory	469,081
Professional	260,000
Administration	65,629
Organization	59,000
Custody	9,421
Officer and Directors	6,350
Miscellaneous	45,220
Total expenses	914,701
Less expenses reimbursed by advisor	(333,298)
Total expenses after fees reimbursed	581,403
Net investment income	92,045

Realized and Unrealized Gain (Loss)
Net realized gain (loss) from:
Investments in Portfolio Funds and securities	(605,973)
Swaps	(30,843)
Capital gain distributions received from affiliated investment companies	56
Written options	109,242
(527,518)
Net change in unrealized appreciation/depreciation on:
Investments in Portfolio Funds and securities	5,495,051
Swaps	(211,820)
5,283,231
Total realized and unrealized gain	4,755,713

Net Increase in Members’ Capital Resulting from Operations	$4,847,758

[1]	Commencement of Operations. Reflects activity prior to April 2, 2012, related to the initial seeding of the Master Fund.

See Notes to Master Fund’s Financial Statements.

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Statement of Changes in Members’ Capital

Period April 2, 2012[1] to March 31, 2013
Increase (Decrease) in Members’ Capital:	Master Fund
Operations
Net investment income	$92,045
Net realized loss	(527,518)
Net change in unrealized appreciation/depreciation	5,283,231
Net increase in members’ capital resulting from operations	4,847,758

Capital Transactions
Proceeds from the issuance of Units	67,612,206
Value of withdrawals	(76,015)
Net increase in members’ capital derived from capital transactions	67,536,191

Members’ Capital
Total increase in members’ capital	72,383,949
Beginning of period	–
End of period	$72,383,949

[1]	Commencement of Operations. Reflects activity prior to April 2, 2012, related to the initial seeding of the Master Fund.

See Notes to Master Fund’s Financial Statements.

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Statement of Cash Flows

Period April 2, 2012[1] to March 31, 2013	Master Fund
Cash Used for Operating Activities
Net increase in members’ capital resulting from operations	$4,847,758
Adjustments to reconcile net increase in members’ capital resulting from operations to net cash used for operating activities:
Increase in investments in Portfolio Funds sold receivable	(925,136)
Increase in swaps receivable	(33,516)
Increase in receivable for reimbursement from advisor	(62,392)
Increase in dividend receivable	(28,459)
Increase in professional fees payable	159,229
Increase in advisory fees payable	179,179
Increase in administration fees payable	25,402
Increase in Officer’s and Directors’ fees payable	3,172
Increase in other accrued expenses payable	44,178
Net realized loss on investments in Portfolio Funds and securities and written options	496,731
Net change in unrealized appreciation/depreciation	(5,283,231)
Purchases of long-term investments	(69,972,993)
Sales of long-term investments	9,354,127
Net payments for purchases of short-term securities	(6,840,240)
Cash used for operating activities	(68,036,191)

Cash Provided by Financing Activities
Cash receipts from issuance of Units	68,112,206
Value of withdrawals	(76,015)

Cash provided by financing activities	68,036,191

Cash
Net increase in cash	–
Cash at beginning of period	–
Cash at end of period	–

[1]	Commencement of Operations. Reflects activity prior to April 2, 2012, related to the initial seeding of the Master Fund.

See Notes to Master Fund’s Financial Statements.

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Financial Highlights

Period April 2, 2012[1] to March 31, 2013	Master Fund
Total Investment Return[2]
Total investment return	7.70%[3]

Ratios to Average Members’ Capital[4,5]
Total expenses	1.97%

Total expenses after fees waived and reimbursed	1.25%

Net investment income	0.20%

Supplemental Data
Members’ capital, end of period (000)	$72,384

Portfolio turnover	23%

[1]	Commencement of Operations. Reflects activity prior to April 2, 2012, related to the initial seeding of the Master Fund.
[2]	Where applicable, total investment returns exclude the effects of any sales charges. The Master Fund is a closed-end fund, the Units of which are offered at net asset value only to the Feeder Funds. No secondary market for the Master Fund’s Units exists.
[3]	Aggregate total investment return.
[4]	Annualized.
[5]	Ratios do not include expenses incurred indirectly as a result of investments in Portfolio Funds of approximately 7.80%.

See Notes to Master Fund’s Financial Statements.

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Notes to Master Fund’s Financial Statements

1. Organization and Significant Accounting Policies:

BlackRock Alternatives Allocation Master Portfolio LLC (the “Master Fund”) is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a non-diversified, closed-end management investment company. The Master Fund is organized as a Delaware limited liability company. The Master Fund’s Limited Liability Company Agreement permits the Board of Directors of the Master Fund (the “Board”) to issue non-transferable interests (“Units”) in the Master Fund, subject to certain limitations. The Master Fund’s financial statements are prepared in conformity with accounting principles generally accepted in the United States of America (“US GAAP”), which may require management to make estimates and assumptions that affect the reported amounts of assets and liabilities in the financial statements and the reported amounts of increases and decreases in members’ capital from operations during the reporting period. Actual results may differ from those estimates.

Prior to commencement of operations on April 2, 2012, the Master Fund had no operations other than an indirect $400,000 capital contribution by BlackRock HoldCo 2, Inc. (“BR HoldCo”) of $360,000 and by BlackRock Advisors LLC (the “Advisor”) of $40,000, through their investments in the Feeder Funds. Both BR HoldCo and the Advisor are wholly-owned subsidiaries of BlackRock, Inc. (“BlackRock”). In addition, the Advisor made a direct $10,000 capital contribution to the Master Fund.

The following is a summary of significant accounting policies followed by the Master Fund:

Valuation: US GAAP defines fair value as the price the Master Fund would receive to sell an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date. The Board has adopted and approved written policies and procedures (the “Valuation Procedures”) for the purpose of determining the value of securities held by the Master Fund, including the fair value of the Master Fund’s investments in interests in private funds or other pooled investment vehicles (collectively the “Portfolio Funds”), and has delegated to the internal valuation committee of the Advisor and its registered investment advisory affiliates (the “Global Valuation Committee”) the responsibility for the day-to-day oversight of the valuation of the Master Fund’s investments pursuant to the Valuation Procedures. The Master Fund will invest in Portfolio Funds selected by and unaffiliated with the Advisor, an indirect wholly-owned subsidiary of BlackRock.

General Valuation Policies for Portfolio Funds: In valuing interests in Portfolio Funds, the Advisor, under the supervision of the Board, considers all relevant information to determine the price that the Master Fund might reasonably expect to receive from the current sale (or redemption in the case of a Portfolio Fund whose interests carry redemption rights) of the interest in the Portfolio Fund in an arm’s length transaction. In general, the Advisor will rely primarily on any actual or estimated (as applicable) unaudited values provided by the Portfolio Fund manager to the extent such unaudited values are received in a timely fashion and are believed to be the most reliable and relevant indication of the value

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of interests in such Portfolio Fund. It is anticipated that these unaudited values will be prepared in accordance with U.S. GAAP, and will, in effect, be the fair value of the Portfolio Fund’s assets, less such Portfolio Fund’s liabilities (the net asset value). In some cases, estimated unaudited values are provided before final unaudited values. The Advisor will rely primarily on such estimated unaudited values or final unaudited values, to the extent they are the most reliable and relevant indication of value of interests in the Portfolio Funds. The Advisor will give weight to such valuations and any other factors and considerations set forth in the Valuation Procedures as deemed appropriate in each case.

The Master Fund will only invest in Portfolio Funds that comply with U.S. GAAP and that provide annual audited financial statements. In general, the Advisor will, prior to investing in any Portfolio Fund, and periodically thereafter, assess such Portfolio Fund’s valuation policies and procedures for appropriateness in light of the Master Fund’s obligation to fair value its assets under the 1940 Act and pursuant to U.S. GAAP for investment companies and will assess the overall reasonableness of the information provided by such Portfolio Fund. As part of this assessment, the Advisor may also evaluate, among other things, a Portfolio Fund’s practices in respect of creating “side pockets” and such Portfolio Fund’s valuation policies and procedures in respect of any such “side pockets.” The Advisor will also review any other information available to it, including reports by independent auditors, fund administrators, if any, and/or other third parties.

In instances where unaudited estimated or final values may not be available, or where such unaudited estimated or final values are determined not to be the most reliable and relevant indication of value of an interest in a Portfolio Fund (as further discussed below), additional factors that may be relevant in determining the value of an interest in a Portfolio Fund, in addition to those other factors and considerations set forth in the Valuation Procedures, include (1) changes in the valuation of hedge fund indices, (2) publicly available information regarding a Portfolio Fund’s underlying portfolio companies or investments, (3) the price at which recent subscriptions and redemptions of such Portfolio Fund interests were offered, (4) relevant news and other sources, (5) significant market events and (6) information provided to the Advisor or the Master Fund by a Portfolio Fund, or the failure to provide such information as agreed to in the Portfolio Fund’s offering materials or other agreements with the Master Fund.

In circumstances where, taking into account the factors and considerations set forth in the Valuation Procedures, the Advisor has reason to believe that the most recent value provided by a Portfolio Fund is not the most reliable and relevant indication of the value of an interest in such Portfolio Fund, the Advisor may adjust such reported value to reflect the fair value of the interest in such Portfolio Fund. Likewise, in circumstances where a Portfolio Fund does not provide a valuation as contemplated above, the factors and considerations set forth in the Valuation Procedures may be the only indicators of the value of an interest in such Portfolio Fund and the Advisor will use such factors, together with other valuation methodologies set forth in the Valuation Procedures that may be relevant, to estimate the fair value of the Master Fund’s interest in such Portfolio Fund. In circumstances where the Advisor determines to adjust the values reported by Portfolio Funds, or in circumstances where such Portfolio Funds do not provide valuations as contemplated above (such circumstances being collectively referred to as “Adjusted Fair Valued Assets”), such valuations will be subject to review and approval by the Global Valuation Committee or its delegate as outlined in the Valuation Procedures. The Board reviews all fair value determinations at its regularly scheduled meetings and also reviews the

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Valuation Procedures on a regular basis. As of March 31, 2013, the Advisor did not adjust any values received for the Portfolio Funds.

Valuation of Non-Portfolio Fund Investments: Equity investments traded on a recognized securities exchange or the NASDAQ Global Market System (“NASDAQ”) are valued at the last reported sale price that day or the NASDAQ official closing price, if applicable. For equity investments traded on more than one exchange, the last reported sale price on the exchange where the stock is primarily traded is used. Equity investments traded on a recognized exchange for which there were no sales on that day are valued at the last available bid (long positions) or ask (short positions) price. If no bid or ask price is available, the prior day’s price will be used, unless it is determined that such prior day’s price no longer reflects the fair value of the security. Short-term securities with remaining maturities of 60 days or less may be valued at amortized cost, which approximates fair value.

Securities and other assets and liabilities denominated in foreign currencies are translated into US dollars using exchange rates determined as of the close of business on the New York Stock Exchange (“NYSE”). Foreign currency exchange contracts are valued at the mean between the bid and ask prices and are determined as of the close of business on the NYSE. Interpolated values are derived when the settlement date of the contract is an interim date for which quotations are not available.

Exchange-traded options are valued at the mean between the last bid and ask prices at the close of the options market in which the options trade. An exchange-traded option for which there is no mean price is valued at the last bid (long positions) or ask (short positions) price. If no bid or ask price is available, the prior day’s price will be used, unless it is determined that the prior day’s price no longer reflects the fair value of the option. Over-the-counter (“OTC”) options are valued by an independent pricing service using a mathematical model, which incorporates a number of market data factors, such as the trades and prices of the underlying instruments.

Swap agreements are valued utilizing quotes received daily by the Master Fund’s pricing service or through brokers, which are derived using daily swap curves and models that incorporate a number of market data factors, such as discounted cash flows, trades and values of the underlying reference instruments.

In the event that application of these methods of valuation results in a price for an investment that is deemed not to be representative of the market value of such investment, or if a price is not available, the investment will be valued by the Global Valuation Committee, or its delegate, in accordance with a policy approved by the Board as reflecting fair value (“Fair Value Assets”). When determining the price for Fair Value Assets, the Global Valuation Committee, or its delegate, seeks to determine the price that the Master Fund might reasonably expect to receive from the current sale of that asset in an arm’s-length transaction. Fair value determinations shall be based upon all available factors that the Global Valuation Committee deems relevant consistent with the principles of fair value measurement which include the market approach, income approach and/or in the case of recent investments, the cost approach, as appropriate. A market approach generally consists of using comparable market transactions. The income approach generally is used to discount future cash flows to present value and adjusted for liquidity as appropriate. These factors include but are not limited to (i) attributes specific to the investment or asset; (ii) the principal market for the

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investment or asset; (iii) the customary participants in the principal market for the investment or asset; (iv) data assumptions by market participants for the investment or asset, if reasonably available; (v) quoted prices for similar investments or assets in active markets; and (vi) other factors, such as future cash flows, interest rates, yield curves, volatilities, prepayment speeds, loss severities, credit risks, recovery rates, liquidation amounts and/or default rates. Due to the inherent uncertainty of valuations of such investments, the fair values may differ from the values that would have been used had an active market existed. The Global Valuation Committee, or its delegate, employs various methods for calibrating valuation approaches for investments where an active market does not exist, including regular due diligence of the Master Fund’s pricing vendors, a regular review of key inputs and assumptions, transactional back-testing or disposition analysis to compare unrealized gains and losses to realized gains and losses, reviews of missing or stale prices and large movements in market values and reviews of any market related activity. The pricing of all Fair Value Assets is subsequently reported to the Board or a committee thereof on a quarterly basis.

Segregation and Collateralization: In cases in which the 1940 Act and the interpretive positions of the Securities and Exchange Commission (“SEC”) require that the Master Fund either deliver collateral or segregate assets in connection with certain investments (e.g., swaps and options written) the Master Fund will, consistent with SEC rules and/or certain interpretive letters issued by the SEC, segregate collateral or designate on its books and records cash or liquid securities having a market value at least equal to the amount that would otherwise be required to be physically segregated. Furthermore, based on requirements and agreements with certain exchanges and third party broker-dealers, each party to such transactions has requirements to deliver/deposit securities as collateral for certain investments.

Investment Transactions and Investment Income: For financial reporting purposes, investment transactions are recorded on the dates the transactions are entered into (the trade dates). Realized gains and losses on investment transactions are determined on the identified cost basis. Dividend income is recorded on the ex-dividend dates. Interest income, including

29

amortization and accretion of premiums and discounts on debt securities, is recognized on the accrual basis.

Income Taxes: The Master Fund is classified as a partnership for federal income tax purposes. As such, each investor in the Master Fund is treated as the owner of its proportionate share of members’ capital, income, expenses and realized and unrealized gains and losses of the Master Fund. Therefore, no federal income tax provision is required.

The Master Fund files US federal and various state and local tax returns. No income tax returns are currently under examination. Management does not believe there are any uncertain tax positions that require recognition of a tax liability.

Recent Accounting Standard: In December 2011, the Financial Accounting Standard Board (the “FASB”) issued guidance that will expand current disclosure requirements on the offsetting of certain assets and liabilities. The new disclosures will be required for investments and derivative financial instruments subject to master netting or similar agreements which are eligible for offset in the Statement of Assets, Liabilities and Members’ Capital and will require an entity to disclose both gross and net information about such investments and transactions in the financial statements. In January 2013, the FASB issued guidance that clarifies which investments and transactions are subject to the offsetting disclosure requirements. The scope of the disclosure requirements for offsetting will be limited to derivative instruments, repurchase agreements and reverse repurchase agreements, and securities borrowing and securities lending transactions. The guidance is effective for financial statements with fiscal years beginning on or after January 1, 2013, and interim periods within those fiscal years. Management is evaluating the impact of this guidance on the Master Fund’s financial statement disclosures.

Organization Costs: Upon commencement of operations, organization costs associated with the establishment of the Master Fund were expensed by the Master Fund and reimbursed by the Advisor. The Advisor reimbursed the Master Fund $59,000 which is included in expenses reimbursed by Advisor in the Statement of Operations.

Other: Expenses directly related to the Master Fund are charged to the Master Fund. Other operating expenses shared by several funds are pro rated among those funds on the basis of relative members’ capital or other appropriate methods.

The Master Fund has an arrangement with its custodian whereby fees may be reduced by credits earned on uninvested cash balances, which, if applicable, are shown as fees paid indirectly in the Statement of Operations. The custodian imposes fees on overdrawn cash balances, which can be offset by accumulated credits earned or may result in additional custody charges.

2. Derivative Financial Instruments:

The Master Fund engages in various portfolio investment strategies using derivative contracts both to increase the returns of the Master Fund and/or to economically hedge, or protect, its exposure to certain risks such as credit risk, equity risk, interest rate risk, foreign currency exchange rate risk, commodity price risk or other risk (inflation risk). These contracts may be transacted on an exchange or OTC.

Losses may arise if the value of the contract decreases due to an unfavorable change in the market rates or values of the underlying instrument or if the counterparty does not perform under the contract. The Master Fund’s maximum risk of loss from counterparty credit risk on OTC

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derivatives is generally the aggregate unrealized gain netted against any collateral pledged by the counterparty. For OTC options purchased, the Master Fund bears the risk of loss in the amount of the premiums paid plus the positive change in market values net of any collateral received on the options should the counterparty fail to perform under the contracts. Options written by the Master Fund does not give rise to counterparty credit risk, as options written obligates the Master Fund and not the counterparty to perform. Counterparty risk related to exchange-traded financial futures contracts and options and centrally cleared swaps is deemed to be minimal due to the protection against defaults provided by the exchange on which these contracts trade.

The Master Fund may mitigate counterparty risk by procuring collateral and through netting provisions included within an International Swaps and Derivatives Association, Inc. master agreement (“ISDA Master Agreement”) implemented between the Master Fund and each of its respective counterparties. An ISDA Master Agreement allows the Master Fund to offset with each separate counterparty certain derivative financial instrument’s payables and/or receivables with collateral held. The amount of collateral moved to/from applicable counterparties is generally based upon minimum transfer amounts of up to $500,000. To the extent amounts due to the Master Fund from its counterparties are not fully collateralized, contractually or otherwise, the Master Fund bears the risk of loss from counterparty non-performance. See Note 1 “Segregation and Collateralization” for information with respect to collateral practices. In addition, the Master Fund manages counterparty risk by entering into agreements only with counterparties that it believes have the financial resources to honor their obligations and by monitoring the financial stability of those counterparties.

Certain ISDA Master Agreements allow counterparties to OTC derivatives to terminate derivative contracts prior to maturity in the event the Master Fund’s members’ capital declines by a stated percentage or the Master Fund fails to meet the terms of its ISDA Master Agreements, which would cause the Master Fund to accelerate payment of any net liability owed to the counterparty.

Options: The Master Fund purchases and writes call and put options to increase or decrease its exposure to underlying instruments (including equity risk, interest rate risk and/or commodity price risk) and/or, in the case of options written, to generate gains from options premiums. A call option gives the purchaser (holder) of the option the right (but not the obligation) to buy, and obligates the seller (writer) to sell (when the option is exercised), the underlying instrument at the exercise or strike price at any time or at a specified time during the option period. A put option gives the holder the right to sell and obligates the writer to buy the underlying instrument at the exercise or strike price at any time or at a specified time during the option period. When the Master Fund purchases (writes) an option, an amount equal to the premium paid (received) by the Master Fund is reflected as an asset (liability). The amount of the asset (liability) is subsequently marked-to-market to reflect the current market value of the option purchased (written). When an instrument is purchased or sold through an exercise of an option, the related premium paid (or received) is added to (or deducted from) the basis of the instrument acquired or deducted from (or added to) the proceeds of the instrument sold. When an option expires (or the Master Fund enters into a closing transaction), the Master Fund realizes a gain or loss on the option to the extent of the premiums received or paid (or gain or loss to the extent the cost of the closing transaction exceeds the premiums received or paid). When the Master Fund writes a call option, such option is “covered,” meaning that the Master Fund holds the underlying instrument

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subject to being called by the option counterparty. When the Master Fund writes a put option, such option is covered by cash in an amount sufficient to cover the obligation.

The Master Fund also purchases or sells listed or OTC foreign currency options, foreign currency futures and related options on foreign currency futures as a short or long hedge against possible variations in foreign exchange rates or to gain exposure to foreign currencies (foreign currency exchange rate risk). When foreign currency is purchased or sold through an exercise of a foreign currency option, the related premium paid (or received) is added to (or deducted from) the basis of the foreign currency acquired or deducted from (or added to) the proceeds of the foreign currency sold (receipts from the foreign currency purchased). Such transactions may be effected with respect to hedges on non-US dollar denominated instruments owned by the Master Fund but not yet delivered, or committed or anticipated to be purchased by the Master Fund.

In purchasing and writing options, the Master Fund bears the risk of an unfavorable change in the value of the underlying instrument or the risk that the Master Fund may not be able to enter into a closing transaction due to an illiquid market. Exercise of a written option could result in the Master Fund purchasing or selling a security at a price different from the current market value.

Swaps: The Master Fund enters into swap agreements, in which the Master Fund and a counterparty agree to either make periodic net payments on a specified notional amount or a net payment upon termination. These payments received or made by the Master Fund are recorded in the Statement of Operations as realized gains or losses, respectively. Any upfront fees paid are recorded as assets and any upfront fees received are recorded as liabilities and are shown as swap premiums paid and swap premiums received, respectively in the Statement of Assets, Liabilities and Members’ Capital and amortized over the term of the swap. Swap agreements are privately negotiated in the OTC market and may be entered into as a bilateral contract or centrally cleared (“centrally cleared swaps”). In a centrally cleared swap, immediately following execution of the swap agreement, the swap agreement is novated to a central counterparty (the “CCP”) and the Master Fund faces the CCP through a future commission merchant. Unlike a bilateral swap agreement, for centrally cleared swaps, the Master Fund has no credit exposure to the counterparty as the CCP stands between the Master Fund and the counterparty. Swaps are marked-to-market daily and changes in value are recorded as unrealized appreciation (depreciation). The daily change in valuation of centrally cleared swaps, if any, is recorded as a receivable or payable for variation margin in the Statement of Assets, Liabilities and Members’ Capital. When the swap is terminated, the Master Fund will record a realized gain or loss equal to the difference between the proceeds from (or cost of) the closing transaction and the Master Fund’s basis in the contract, if any. Generally, the basis of the contracts is the premium received or paid. Swap transactions involve, to varying degrees, elements of interest rate, credit and market risk in excess of the amounts recognized in the Statement of Assets, Liabilities and Members’ Capital. Such risks involve the possibility that there will be no liquid market for these agreements, that the counterparty to the agreements may default on its obligation to perform or disagree as to the meaning of the contractual terms in the agreements, and that there may be unfavorable changes in interest rates and/or market values associated with these transactions.

• Total return swaps — The Master Fund enters into total return swaps to obtain exposure to a security or market without owning such security or investing directly in that market or to transfer

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the risk/return of one market (e.g., fixed income) to another market (e.g., equity or commodity prices) (equity risk, commodity price risk and/or interest rate risk). Total return swaps are agreements in which there is an exchange of cash flows whereby one party commits to make payments based on the total return (coupons plus capital gains/losses) of an underlying instrument in exchange for fixed or floating rate interest payments. To the extent the total return of the instrument or index underlying the transaction exceeds or falls short of the offsetting interest rate obligation, the Master Fund will receive a payment from or make a payment to the counterparty.

Derivative Financial Instruments Categorized by Risk Exposure:

Fair Value of Derivative Financial Instruments as of March 31, 2013
	Liability Derivatives
	Statement of Assets, Liabilities and Members’ Capital Location	Value
Commodity contracts	Unrealized depreciation on swaps	$211,820

The Effect of Derivative Financial Instruments in the Statement of Operations Period April 2, 2012 to March 31, 2013
		Net Realized Gain (Loss)
Commodity contracts:
Swaps.		$(30,843)

The Effect of Derivative Financial Instruments in the Statement of Operations Period April 2, 2012 to March 31, 2013
Net Realized Gain (Loss)
Equity contracts:
Options[1]	(218,383)
Currency contracts:
Options[1]	(58,565)
Total	$(307,791)

Net Change in Unrealized Appreciation / Depreciation
Commodity contracts:
Swaps	$(211,820)

[1]	Options purchased are included in the net realized gain (loss) from investments.

For the period ended March 31, 2013, the average contract amounts of outstanding derivative financial instruments were as follows:

Options:
Average number of option contracts purchased	464
Average number of option contracts written	418
Average notional value of option contracts purchased	$16,445,200
Average notional value of option contracts written	$10,511,000
Commodity swaps:
Average number of contracts	4
Average notional value	$4,327,189

3. Investment Advisory Agreements and Other Transactions with Affiliates:

The PNC Financial Services Group, Inc. (“PNC”) is the largest stockholder, and an affiliate, for 1940 Act purposes, of BlackRock.

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The Master Fund, together with each Feeder Fund, has entered into Investment Advisory Agreements with the Advisor to provide investment advisory and administration services. The Advisor is responsible for the management of the Master Fund’s portfolio and provides the necessary personnel, facilities, equipment and certain other services necessary to the operations of the Master Fund. For such services, the Master Fund pays the Advisor an annual fee accrued monthly and payable quarterly in arrears, in an amount equal to 1.00% of the Master Fund’s month-end members’ capital.

The Master Fund, together with each Feeder Fund and the Advisor, has entered into separate sub-advisory agreements with BlackRock Financial Management, Inc. (“BFM”), an affiliate of the Advisor. The Advisor pays BFM for services it provides, a monthly fee that is a percentage of the investment advisory fees paid by the Master Fund to the Advisor.

The Feeder Funds, which invest their assets in the Master Fund, have each entered into an Expense Limitation Agreement (an “Expense Agreement”) in which the Advisor has agreed to pay certain operating and other expenses of the Feeder Funds in order to limit certain expenses to 0.50% of the respective Feeder Fund’s average members’ capital (the “Expense Cap”). In order to maintain a Feeder Fund’s covered expenses below the Expense Cap, it may be necessary for the Advisor to pay certain covered expenses of a Feeder Fund incurred indirectly at the Master Fund level.

Expenses covered by the Expense Cap include all of a Feeder Fund’s expenses (whether incurred directly by the Feeder Fund or indirectly at the Offshore Funds or the Master Fund level) other than those expressly excluded by the Expense Cap arrangement as follows: (i) the investment management fee, (ii) interest expense, if any, (iii) any taxes paid by the Offshore Funds or the Master Fund, (iv) expenses incurred directly or indirectly by the Feeder Fund as a result of expenses related to investing in, or incurred by, a Portfolio Fund or other permitted investment, (v) any trading-related expenses, including, but not limited to, clearing costs and commissions, (vi) dividends on short sales, if any, (vii) any extraordinary expenses not incurred in the ordinary course of the Feeder Fund’s, Offshore Fund’s or Master Fund’s business (including, without limitation, litigation expenses) and (viii) if applicable, the distribution and investor services related fees paid to the Feeder Funds’ distributor or financial intermediaries.

Because Master Fund expenses are allocated proportionally to each Feeder Fund, reimbursements at the Master Fund level may, in some circumstances, result in some Feeder Funds benefiting from such reimbursements to a greater degree than other Feeder Funds. The Advisor generally intends to reimburse Feeder Fund-specific expenses covered by the Expense Cap prior to reimbursing expenses at the Master Fund level; provided, however, that if it is necessary for the Advisor to reimburse expenses at the Master Fund level in order to reduce certain of one Feeder Fund’s expenses to below 0.50% of that Feeder Fund’s average members’ capital, then the Advisor generally intends to reimburse expenses specific to other Feeder Funds only to the extent necessary to maintain certain of such Feeder Funds’ expenses below 0.50% of such Feeder Funds’ members’ capital.

If the operating expenses of a Feeder Fund that received a waiver or reimbursement from the Advisor within the preceding two fiscal years of the Feeder Fund are less than the expense limit for such Feeder Fund, the Feeder Fund is required to repay the Advisor up to the amount of fees waived or expenses reimbursed under the agreement if: (i) the Feeder Fund has more than $50 million in assets, (ii) the Advisor or an affiliate serves as the Feeder Fund’s investment adviser or administrator and (iii) such reimbursement does not cause the Feeder Fund’s covered expenses to exceed the Expense Cap. In certain instances reimbursements at the Master Fund level in order to maintain certain of one Feeder Fund’s expenses below 0.50% of that Feeder Fund’s average members’ capital may result in certain of another Feeder Fund’s expenses being less than that Feeder Fund’s expense limit, thereby potentially resulting in that Feeder Fund being required to repay the Advisor for previously waived or reimbursed expenses in accordance with the foregoing.

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The amount of expenses for the Master Fund reimbursed by the Advisor to date as a result of the Expense Cap and available for future recoupment is $333,298, which expires on March 31, 2015.

Certain officers and/or directors of the Master Fund are officers and/or directors of BlackRock or its affiliates. The Master Fund reimburses the

Advisor for compensation paid to the Master Fund’s Chief Compliance Officer, which is included in Officers and Directors in the Statement of Operations.

4. Investments:

Purchases and sales of investments, excluding short-term securities, for the period ended March 31, 2013, were $69,972,993 and $9,354,127, respectively.

Transactions in options written for the period ended March 31, 2013, were as follows:

		Puts
	Contracts	Notional (000)	Premiums Received
Outstanding options, beginning of period	–	$ –	$ –
Options written	418	10,511	109,242
Options expired	(418)	(10,511)	(109,242)
Options closed	–	–	–
Outstanding options, end of period	–	$ –	$ –

5. Investments in Portfolio Funds:

Information reflecting the Master Fund’s investments in Portfolio Funds as of March 31, 2013 is summarized below. The Master Fund is not able to obtain complete investment holding details of each of the Portfolio Funds held within the Master Fund’s portfolio in order to determine whether the Master Fund’s proportionate share of any investments held by a Portfolio Fund exceeds 5% of the members’ capital of the Master Fund as of March 31, 2013.

Investment	Value	% of Master Fund’s Members’ Capital	Primary Geographic Locations*	Redemptions Permitted**
Directional Trading
AlphaMosaic (US) LLC	$1,105,835	1.5%	North America, PacRim Developed, Western Europe	Semi-Monthly
Avantium Liquid EM Macro Fund, LP	2,117,105	2.9%	Africa/Mid East, Central/South Asia, Eastern Europe, Western Europe	Monthly
Fortress Asia Macro Fund, LP	2,784,001	3.8%	Global, North America, PacRim Developed, PacRim Emerging	Quarterly
Event Driven
Davidson Kempner Institutional Partners, LP	1,191,834	1.6%	Africa/Mid East, Central/South Asia, North America, PacRim Developed, PacRim Emerging, Western Europe	Quarterly
Pentwater Event Fund, LLC	2,862,877	4.0%	North America, PacRim Developed, Western Europe	Annually
Fundamental Long/Short

Claren Road Credit Partners, LP	2,457,969	3.4%	North America, Western Europe	Quarterly
Empire Capital Partners, LP	1,780,058	2.5%	North America	Quarterly
Glenview Institutional Partners, LP	2,545,816	3.5%	North America, Western Europe	Quarterly
Myriad Opportunities US Fund, Ltd.	2,913,736	4.0%	Central/South Asia, PacRim Developed, PacRim Emerging	Quarterly
One William Street Capital Partners, LP	2,829,379	3.9%	North America	Quarterly
Panning Domestic Fund, LLC	2,757,147	3.8%	North America, Western Europe	Quarterly
Scout Capital Partners II, LP	2,340,099	3.2%	Latin America, North America, Western Europe	Quarterly
Opportunistic
Loomis High Yield Full Discretion NHIT	4,221,864	5.8%	Asia-Pacific, Emerging Europe, Latin America, North America, Western Europe	Daily
Pictet Emerging Local Currency Debt Fund, LLC	3,791,320	5.2%	Asia-Pacific, Africa, Emerging Europe, Latin America, North America, Western Europe	Monthly

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Investment	Value	% of Master Fund’s Members’ Capital	Primary Geographic Locations*	Redemptions Permitted**
Real Estate

Urdang Global Real Estate Securities Fund, LP	5,813,563	8.0%	Asia-Pacific, Latin America, North America, Western Europe	Monthly
Relative Value

Citadel Global Fixed Income Fund, LLC	2,289,161	3.2%	North America, Western Europe	Monthly
HBK Fund II, LP	1,072,805	1.5%	Eastern Europe, Latin America, North America, PacRim Developed, PacRim Emerging, Western Europe	Quarterly
Magnetar Capital Fund II, LP	2,680,100	3.7%	North America, Western Europe	Quarterly
Stratus Feeder, LLC	2,010,753	2.8%	North America, Western Europe	Monthly
Total	$49,565,422	68.5%

*Primary Geographic Locations refer to information on which the Master Fund is aware regarding the geographic allocations of the investments held by the Portfolio Funds in which the Master Fund invests. The Master Fund does not have sufficient portfolio holdings information with respect to the Portfolio Funds to monitor such positions on a look through basis. The information regarding the geographic allocation of investments held by the Portfolio Funds is derived from periodic information provided to the Master Fund by the managers of such Portfolio Funds. The information in this table represents only information that has been made available to the Master Fund with respect to investments held by the Portfolio Funds as of March 31, 2013. This information has not been independently verified by the Master Fund and may not be representative of the current geographic allocation of investments held by the Portfolio Funds since such Portfolio Funds are actively managed and this information is generally provided by the Portfolio Funds on a delayed basis after the date of such information.

**Redemptions Permitted reflects general redemption terms for each Portfolio Fund and excludes any temporary liquidity restrictions.

The agreements related to investments in Portfolio Funds provide for compensation to the investment managers/general partners of such Portfolio Funds in the form of management fees generally ranging from 1% to 4% (per annum) of members’ capital and incentive fees/allocations generally ranging from 15% to 25% of the net profits earned. The Portfolio Funds’ management fees and incentive fees/allocations are included in net change in unrealized appreciation/depreciation on investments in Portfolio Funds and securities in the Statement of Operations.

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The table below summarizes the fair value and other pertinent liquidity information of the underlying Portfolio Funds by class:

Major Category	Fair Value	Illiquid Investments (1)	Gates (2)	Lock-ups (3)	Redemption Frequency (4)	Redemption Notice Period (4)
Directional Trading (a)	$6,006,941	$–	$–	$2,117,105	Semi-Monthly, Monthly, Quarterly	2-30 Days
Event Driven (b)	4,054,711	–	–	–	Quarterly, Annually	65-90 Days
Fundamental Long/Short (c)	17,624,204	–	–	15,844,147	Quarterly	30-90 Days
Opportunistic (d)	8,013,184	–	–	–	Daily, Monthly	0-10 Days
Real Estate (e)	5,813,563	–	–	–	Monthly	30 Days
Relative Value (f)	8,052,819	–	5,248,097	–	Monthly, Quarterly	60-90 Days
Total	$49,565,422	$–	$5,248,097	$17,961,252

(1) Represents private investment funds that cannot be voluntarily redeemed by the Master Fund at any time. This includes: (i) private investment funds that are liquidating and making distribution payments as their underlying assets are sold, (ii) suspended redemptions/withdrawals, and (iii) side pocket holdings. These types of investments may be realized within 1 to 3 years from March 31, 2013, depending on the specific investment and market conditions. This does not include private investment funds with gates and lockups, which are noted above.

(2) Represents the portion of the Portfolio Funds for which there are investor level gates, which are not otherwise included as illiquid investments.

(3) Represents investments that cannot be redeemed without a fee due to a lock-up provision which are not otherwise included as illiquid investments or investments with gates. The lock-up period for these investments ranged from 7 to 15 months at March 31, 2013.

(4) Redemption frequency and redemption notice period reflect general redemption terms, and exclude liquidity restrictions noted above.

(a) Directional trading seeks to profit in changes from macro-level exposures, such as broad securities markets, interest rates, exchange rates and commodities. Examples include global macro strategies that express macroeconomic views based on analysis of fundamental factors and managed futures strategies, which select futures instruments based typically on systematic technical analysis. The application of the Valuation Procedures to investments in this category did not result in any Adjusted Fair Values as of March 31, 2013. Thus, fair values of the investments in this category are based on the net asset values provided by management of the Portfolio Funds.

(b) Event-driven strategies concentrate on companies that are subject to corporate events such as mergers, acquisitions, restructurings, spin-offs, shareholder activism or special situations that alter a company’s financial structure or operating strategy. The intended goal of these strategies is to profit when the price of a security changes to reflect more accurately the likelihood and potential impact of the occurrence, or nonoccurrence, of the event. The application of the Valuation Procedures to investments in this category did not result in any Adjusted Fair Values as of March 31, 2013. Thus, the fair values of the investments in this category are based on the net asset values provided by management of the Portfolio Funds.

(c) Fundamental long/short strategies involve buying or selling predominantly corporate securities believed to be over- or underpriced relative to their potential value. Investment strategies in this category include long and short equity- or credit-based strategies, which emphasize a fundamental valuation framework, and equity active value strategies, where an active role is taken to enhance corporate value. The application of the Valuation Procedures to investments in this category did not result in any Adjusted Fair Values as of March 31, 2013. Thus, the fair values of the investments in this category are based on the net asset values provided by management of the Portfolio Funds.

(d) Investment strategies within this category seek to take advantage of pricing, liquidity premium, regulatory impediments or any number of other inefficiencies in the capital markets. It is expected that these opportunistic investments will change thematically over time as the Advisors identify investment opportunities derived from a number of sources. Opportunistic investments will not be limited to specific

37

investment structures or types of investments, and may include commingled fund investments, direct investments (other than in Portfolio Funds), and all forms of public and private equity or fixed income securities or other investments. The application of the Valuation Procedures to investments in this category did not result in any Adjusted Fair Values as of March 31, 2013. Thus, the fair values of the investments in this category are based on the net asset values provided by management of the Portfolio Funds.

(e) Investment strategies within this category seek to generate attractive long term returns through the acquisition and disposition of real property, interests in real property and securities related to or secured by real property. Key elements of real estate strategies include the sector focus of the strategy (e.g., industrial, retail, apartment and office) and the geographic concentration (if any). The Funds may also invest in securities, whether equity or debt, of real estate companies, which are companies that derive a majority of their revenue from the ownership, construction, financing, management or sale of commercial, industrial, or residential real estate, or which have a majority of their assets in real estate. Real estate companies include, for example, real estate investment trusts (“REITs”) and other real estate operating companies. The application of the Valuation Procedures to investments in this category did not result in any Adjusted Fair Values as of March 31, 2013. Thus, the fair values of the investments in this category are based on the net asset values provided by management of the Portfolio Funds.

(f) Relative value strategies seek to profit from the mispricing of financial instruments relative to each other or historical norms. These strategies utilize quantitative analyses to identify securities or spreads between securities that deviate from their theoretical fair value and/or historical norms. The application of the Valuation Procedures to investments in this category did not result in any Adjusted Fair Values as of March 31, 2013. Thus, the fair values of the investments in this category are based on the net asset values provided by management of the Portfolio Funds.

The Master Fund had no unfunded capital commitments as of March 31, 2013.

6. Concentration, Market, Credit and Liquidity Risk:

The Master Fund’s investments in Portfolio Funds involve varying degrees of interest rate risk, credit and counterparty risk, and market, industry or geographic concentration risks for the Master Fund. While BlackRock monitors these risks, the varying degrees of transparency into and potential illiquidity of the securities in the Portfolio Funds may hinder BlackRock’s ability to effectively manage and mitigate these risks.

The Master Fund’s maximum exposure to market risks of the Portfolio Funds is limited to amounts included in the Master Fund’s investments in Portfolio Funds at value recorded as assets in the Statement of Assets, Liabilities and Members’ Capital.

The Portfolio Funds in which the Master Fund is invested utilize a wide variety of financial instruments in their trading strategies including OTC options, financial futures contracts, forward contracts and swap agreements, and securities sold but not yet purchased. Several of these financial instruments contain varying degrees of off-balance sheet risk where the maximum potential loss on a particular financial instrument may be in excess of the amounts recorded on each Portfolio Fund’s balance sheet. The Portfolio Funds are required to account for all investments on a fair value basis, and recognize changes in unrealized gains and losses in their statements of operations.

The Master Fund is designed primarily for long term investors and an investment in the Master Fund’s Units should be considered to be illiquid. The Master Fund’s Units are not and will not be listed for trading on a securities exchange. Members may not be able to sell their Units as it is unlikely that a secondary market for the Units will develop or, if a secondary market does develop, members may be

38

able to sell their Units only at substantial discounts from net asset value. Additionally, transfers of Units generally may not be effected without the express written consent of the Board.

In the normal course of business, the Master Fund invests in securities and enters into transactions where risks exist due to fluctuations in the market (market risk) or failure of the issuer of a security to meet all its obligations (issuer credit risk). The value of securities held by the Master Fund may decline in response to certain events, including those directly involving the issuers whose securities are owned by the Master Fund; conditions affecting the general economy; overall market changes; local, regional or global political, social or economic instability; and currency and interest rate and price fluctuations. Similar to issuer credit risk, the Master Fund may be exposed to counterparty credit risk, or the risk that an entity with which the Master Fund has unsettled or open transactions may fail to or be unable to perform on its commitments. The Master Fund manages counterparty credit risk by entering into transactions only with counterparties that it believes have the financial resources to honor their obligations and by monitoring the financial stability of those counterparties. Financial assets, which potentially expose the Master Fund to market, issuer and counterparty credit risks, consist principally of financial instruments and receivables due from counterparties. The extent of the Master Fund’s exposure to market, issuer and counterparty credit risks with respect to these financial assets is generally approximated by their value recorded in the Statement of Assets, Liabilities and Members’ Capital, less any collateral held by the Master Fund.

The Portfolio Funds invest in securities and investments with various degrees of liquidity and as such the Master Fund is subject to certain redemption/withdrawal provisions, in accordance with the Portfolio Funds’ offering agreements.

Certain of the Master Fund’s Portfolio Funds have the ability to suspend redemptions/withdrawals, and restrict redemptions/withdrawals through the creation of side pockets. At March 31, 2013, none of the Master Fund’s members’ capital was subject to Portfolio Funds that had suspended redemptions/withdrawals and none of the Master Fund’s members’ capital was invested directly in side pockets maintained by Portfolio Funds. The Master Fund’s ability to liquidate its investment in Portfolio Funds that had imposed such provisions may be adversely impacted. In such cases, until the Master Fund is permitted to liquidate its interest in the Portfolio Fund, the Master Fund’s residual interest remains subject to continued exposure to changes in valuations.

The Master Fund may also invest in closed-end investments that may not permit redemptions/withdrawals or in Portfolio Funds that impose an initial “lockup” period before a redemption/withdrawal can be made. In addition, certain of the Master Fund’s Portfolio Funds have the ability to impose redemption gates, and in so doing, may reduce the Master Fund’s requested redemption/withdrawal below the requested amount.

7. Tender Offers:

The Master Fund may, but is not obligated to, conduct tender offers to repurchase outstanding Units. If the Master Fund does conduct tender offers, it may be required to sell its more liquid, higher quality portfolio securities to purchase Units that are tendered, which may increase risks for remaining members and increase Master Fund expenses. Each Feeder Fund may choose to conduct tender offers for up to 10% of its net asset value at the time in the sole discretion in the Feeder Fund’s Board. In a tender offer, a Feeder Fund repurchases outstanding Units at its net asset value on the valuation date for the tender offer, which would generally be expected to be the last business day of March, June, September and December. The Master Fund expects to offer to repurchase Units from its members (i.e., the Feeder Funds) in order to permit the Feeder Funds to conduct repurchase offers for their Units. Each time the Feeder Funds make a tender offer for their Units, the Master Fund expects that it will make a concurrent tender offer to the Feeder Funds to repurchase Units in the Master Fund equivalent in value to the value of the Units that the Feeder Funds are offering to repurchase. At the conclusion of the tender offer period, the Feeder Funds will calculate the aggregate net asset value of the Units tendered and tender an equivalent amount of Units to the Master Fund. However, there is no assurance that the Board will, in fact, decide to undertake any

39

repurchase offer. The Master Fund will repurchase Units or portions thereof only on terms fair to the Master Fund and all of its members. In any given year, the Advisor may or may not recommend to the Boards that tender offers be conducted. Accordingly, there may be years in which no tender offer is made. Units will not be redeemable at an investor’s option nor will they be exchangeable for shares of any other fund.

During the period ended March 31, 2013, there were no tender offers commenced.

The Board will generally not approve a tender offer for the Feeder Funds if Restricted Liquidity Assets (as defined below) represent greater than 40% of the Master Fund’s net assets (as of the Feeder Funds’ most recent valuation date), unless the Board concludes in its discretion that approving a tender offer would nonetheless be in the best interests of the Feeder Funds, the Master Fund and their members. If (i) the Feeder Funds have not conducted a tender offer for six consecutive quarters due to the illiquidity of the Master Fund’s assets, and (ii) Restricted Liquidity Assets represent greater than 40% of the Master Fund’s net assets as of the valuation date falling on the last business day of such sixth consecutive quarter, then the Board will meet to consider, in its sole discretion, whether the complete dissolution of the Feeder Funds and the Master Fund is in the best interests of each Fund and its members.

“Restricted Liquidity Assets” means assets that do not trade in any established market and do not provide liquidity at least semi-annually and are not expected to otherwise be reduced to cash within the next six months.

8. Subsequent Events:

Management has evaluated the impact of all subsequent events on the Master Fund through the date the financial statements were issued and has determined that there were no subsequent events requiring adjustment or additional disclosure in the financial statements.

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PART C
OTHER INFORMATION

Responses to Items 25.2.h, 25.2.l, 25.2.n and 25.2.o of Part C have been omitted pursuant to Paragraph 3 of Instruction G of the General Instructions to Form N-2.

ITEM 25	FINANCIAL STATEMENTS AND EXHIBITS

(1)	Financial Statements
Part A—None Part B—Report of Independent Registered Public Accounting Firm – included in Part B Part B—Audited Financial Statements – included in Part B
(2)	Exhibits
(a)	Limited Liability Company Agreement (1)
(b)	By-Laws (1)
(c)	Inapplicable
(d)	Refer to Exhibits (a) and (b) above
(e)	Inapplicable
(f)	Inapplicable
(g)(1)	Form of Investment Management Agreement (1)
(2)	Form of Sub-Investment Advisory Agreement with BlackRock Financial Management, Inc. (1)
(h)	Inapplicable
(i)	The BlackRock Closed-End Funds Amended and Restated Deferred Compensation Plan (1)
(j)	Form of Custody Agreement (1)
(k)(1)	Form of Administrative, Accounting and Investor Services Agreement (1)
(2)	Form of Name Licensing Agreement (1)
(l)	Inapplicable
(m)	Inapplicable
(n)	Inapplicable
(o)	Inapplicable
(p)	Form of Subscription Agreement (1)
(q)	Inapplicable
(r)(1)	Code of Ethics of the Registrant (1)
(2)	Code of Ethics of the Advisor and Sub-Advisor (1)
(s)	Inapplicable

(1)	Previously filed as an exhibit to Amendment No. 1 the Registrant’s Registration Statement on Form N-2, as filed with the Securities and Exchange Commission on March 8, 2012.

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ITEM 26	MARKETING ARRANGEMENTS

Inapplicable.

ITEM 27	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses to be incurred in connection with the offering described in this registration statement:

Printing (other than certificates)	0
Accounting fees and expenses	0
Legal fees and expenses	15,000
Miscellaneous	0
Total	$15,000

ITEM 28	PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH THE REGISTRANT

None.

ITEM 29	NUMBER OF HOLDERS OF SHARES

As of June 3, 2013:

Title of Class	Number of Record Holders
Limited Liability Company Units	5

ITEM 30	INDEMNIFICATION

Sections 3.6 and 3.7 of the Registrant’s Limited Liability Company Agreement provide as follows:

3.6 DUTY OF CARE

(a) No Director or officer of the Company shall be liable to the Company or to any of its Members for any loss or damage occasioned by any act or omission in the performance of his or her services to the Company as a Director, unless it shall be determined by final judicial decision on the merits from which there is no further right to appeal that such loss is due to an act or omission of such Director or officer constituting willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Director’s or officer’s office.

(b) Members not in breach of any obligation hereunder or under any agreement pursuant to which a Member subscribed for Units shall be liable to the Company, any Member or third parties only as provided under the Delaware Act.

3.7 INDEMNIFICATION

(a) The Company hereby agrees to indemnify each person who at any time serves as a Director or officer of the Company (each such person being an “indemnitee”) against any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and reasonable counsel fees reasonably incurred by such indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which such indemnitee may be or may

42

have been involved as a party or otherwise or with which such indemnitee may be or may have been threatened, while acting in any capacity set forth in this Section 3.7 by reason of the indemnitee having acted in any such capacity, except with respect to any matter as to which the indemnitee shall not have acted in good faith in the reasonable belief that the indemnitee’s action was in the best interest of the Company or, in the case of any criminal proceeding, as to which the indemnitee shall have had reasonable cause to believe that the conduct was unlawful, provided, however, that no indemnitee shall be indemnified hereunder against any liability to any person or any expense of such indemnitee arising by reason of (i) willful misfeasance, (ii) bad faith, (iii) gross negligence, or (iv) reckless disregard of the duties involved in the conduct of the indemnitee’s position (the conduct referred to in such clauses (i) through (iv) being sometimes referred to as “disabling conduct”). Notwithstanding the foregoing, with respect to any action, suit or other proceeding voluntarily prosecuted by any indemnitee as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such indemnitee (1) was authorized by a majority of the Directors or (2) was instituted by the indemnitee to enforce his or her rights to indemnification hereunder in a case in which the indemnitee is found to be entitled to such indemnification. The rights to indemnification set forth in this Agreement shall continue as to a person who has ceased to be a Director or officer of the Company and shall inure to the benefit of his or her heirs, executors and personal and legal representatives. No amendment or restatement of this Agreement or repeal of any of its provisions shall limit or eliminate any of the benefits provided to any person who at any time is or was a Director or officer of the Company or otherwise entitled to indemnification hereunder in respect of any act or omission that occurred prior to such amendment, restatement or repeal.

(b) Notwithstanding the foregoing, no indemnification shall be made hereunder unless there has been a determination (i) by a final decision on the merits by a court or other body of competent jurisdiction before whom the issue of entitlement to indemnification hereunder was brought that such indemnitee is entitled to indemnification hereunder or, (ii) in the absence of such a decision, by (1) a majority vote of a quorum of those Directors who are Disinterested Non-Party Directors that the indemnitee should be entitled to indemnification hereunder, or (2) if such quorum is not obtainable or even if obtainable, if such majority so directs, independent legal counsel in a written opinion concludes that the indemnitee should be entitled to indemnification hereunder. All determinations to make advance payments in connection with the expense of defending any proceeding shall be authorized and made in accordance with the immediately succeeding paragraph (c) below.

(c) The Company shall make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder if the Company receives a written affirmation by the indemnitee of the indemnitee’s good faith belief that the standards of conduct necessary for indemnification have been met and a written undertaking to reimburse the Company unless it is subsequently determined that the indemnitee is entitled to such indemnification and if a majority of the Directors determine that the applicable standards of conduct necessary for indemnification appear to have been met. In addition, at least one of the following conditions must be met: (i) the indemnitee shall provide adequate security for his or her undertaking, (ii) the Company shall be insured against losses arising by reason of any lawful advances, or (iii) a majority of a quorum of the Disinterested Non-Party Directors, or if a majority vote of such quorum so direct, independent legal counsel in a written opinion, shall conclude, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is substantial reason to believe that the indemnitee ultimately will be found entitled to indemnification.

(d) The rights accruing to any indemnitee under these provisions shall not exclude any other right which any person may have or hereafter acquire under this Agreement, the By-Laws of the Company, any statute, agreement, vote of Members or Directors who are not ’‘interested persons’’ of the Company (as defined in Section 2(a)(19) of the 1940 Act) or any other right to which he or she may be lawfully entitled.

(e) Subject to any limitations provided by the 1940 Act and this Agreement, the Company shall have the power and authority to indemnify and provide for the advance payment of expenses to employees, agents and other Persons providing services to the Company or serving in any capacity at the request of the Company to the full extent corporations organized under the Delaware General Corporation Law may indemnify or provide for the advance payment of expenses for such Persons, provided that such indemnification has been approved by a majority of the Directors.

Reference is also made to Sections 11 and 12 of the Registrant’s Investment Management Agreement and Sections 10 and 11 of the Registrant’s Sub-Investment Advisory Agreement, each of which contains similar

43

provisions in respect of indemnification. Additionally, the Registrant and the other funds in the BlackRock Closed-End Fund Complex jointly maintain, at their own expense, E&O/D&O insurance policies for the benefit of its Directors, officers and certain affiliated persons. The Registrant pays a pro rata portion of the premium on such insurance policies.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, (the “Securities Act”) may be permitted to Directors, officers and controlling persons of the Fund, pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 31	BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER

BlackRock Advisors, LLC, a limited liability company organized under the laws of Delaware, acts as investment adviser to the Registrant. The Registrant is fulfilling the requirement of this Item 31 to provide a list of the officers and directors of BlackRock Advisors, LLC, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by BlackRock Advisors, LLC or those officers and directors during the past two years, by incorporating by reference the information contained in the Form ADV of BlackRock Advisors, LLC filed with the commission pursuant to the Investment Advisers Act of 1940 (Commission File No. 801-47710).

BlackRock Financial Management, Inc., a corporation organized under the laws of Delaware, acts as investment sub-adviser to the Registrant. The Registrant is fulfilling the requirement of this Item 31 to provide a list of the officers and directors of BlackRock Financial Management, Inc., together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by BlackRock Financial Management, Inc. or those officers and directors during the past two years, by incorporating by reference the information contained in the Form ADV of BlackRock Financial Management, Inc. filed with the commission pursuant to the Investment Advisers Act of 1940 (Commission File No. 801-48433).

ITEM 32	LOCATION OF ACCOUNTS AND RECORDS

The Registrant’s accounts, books and other documents are currently located at the offices of (1) the Registrant, (2) the Advisor, (3) the Sub-Advisor, (4) the Custodian and (5) the Administrator. The address of each is as follows:

1.	BlackRock Alternatives Allocation Master Portfolio LLC 100 Bellevue Parkway Wilmington, Delaware 19809
2.	BlackRock Advisors, LLC 100 Bellevue Parkway Wilmington, Delaware 19809
3.	BlackRock Financial Management, Inc. 40 East 52nd Street New York, New York 10022
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4.	The Bank of New York Mellon One Wall Street New York, New York 10286
5.	The Bank of New York Mellon 101 Barclay Street, 20W New York, New York 10286

ITEM 33	MANAGEMENT SERVICES

Inapplicable.

ITEM 34	UNDERTAKINGS

Inapplicable.

45

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and State of New York, on the 12th day of July 2013.

BLACKROCK ALTERNATIVES ALLOCATION MASTER PORTFOLIO LLC
By:	/s/ John Perlowski
John Perlowski
President and Chief Executive Officer

Signature Page to BAAP Master N-2